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                     Agreement and Plan of Reorganization


                                     Among


                            Keynote Systems, Inc.,


                       Big Red Acquisition Corporation,


                          Digital Content, L.L.C. and


                      Each of the Digital Content Members



                                                                 AUGUST 18, 2000





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

                     Agreement and Plan of Reorganization

     This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of August 18, 2000 (the "Agreement Date") by and among Keynote Systems, Inc., a Delaware corporation ("Keynote"), Big Red Acquisition Corporation, a Delaware corporation that is a wholly-owned subsidiary of Keynote ("Sub"), Digital Content, L.L.C., a Texas limited liability company ("Digital Content") and each of the Digital Content Members (as defined in Section 1.8).

                                   Recitals

     A. The parties intend that, Sub will be merged with and into Digital Content in a forward triangular merger, with Sub to be the surviving corporation (the "Merger"), all pursuant to the terms and conditions of this Agreement and applicable law. The parties also intend for the Merger to be treated as a "purchase" transaction for accounting purposes.

     B. Upon the Effective Time of the Merger, and subject to the terms and conditions hereof, (i) the Digital Content Membership Interests (as defined below) that are outstanding immediately prior to the effectiveness of the Merger will be converted into the right to receive the Per Membership Interest Consideration (as defined below) and (ii) Digital Content will be merged with and into Sub, in each case, as provided in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and conditions contained herein, the parties hereby agree as follows:

                                   ARTICLE 1
                              Certain Definitions

     As used in this Agreement, the following terms will have the meanings set forth below:
     1.1 "Keynote Ancillary Agreements" means, collectively, each certificate to be delivered by Keynote or an officer or officers of Keynote at the Closing pursuant to Article 7 of this Agreement and each agreement (other than this Agreement) which Keynote is to enter into as a party thereto pursuant to this Agreement.

     1.2 The "Effective Time" means the date and time on which the Merger first becomes legally effective under the laws of the States of Delaware and Texas as a result of the filing with the Delaware and Texas Secretaries of State of Certificates of Merger in substantially the forms attached hereto as Exhibit A
                                                                     ---------
(the "Certificates of Merger") and any required related certificates pursuant to, and in conformity with, the requirements of Section 252 of the Delaware General Corporation Law ("Delaware Law") and Section 10.03 of the Texas Limited Liability Company Act ("Texas Law").

     1.3 "Encumbrance" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention devices, collateral assignments, claims, charges, restrictions or other encumbrances of any kind in respect of such asset.

     1.4 "knowledge," when used with reference to (a) an individual, means the actual knowledge after reasonable inquiry of such individual, or (b) a person that is not an individual, means the collective actual knowledge of the officers and directors of such party, after reasonable inquiry of the employees and agents of such party.

     1.5 "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

     1.6 "Material Adverse Change" or "Material Adverse Effect," when used with reference to any entity or group of related entities, means any event, change, violation, inaccuracy, circumstance or effect (regardless of whether or not such events or changes are inconsistent with the representations or warranties made by such party in this Agreement) that is or is reasonably likely to be, individually or in the aggregate, materially adverse to the condition (financial or otherwise), capitalization, properties, employees, assets (including intangible assets), business, operations or results of operations of such entity and its subsidiaries, taken as a whole; provided, that in no event shall (a) a change in the price of the publicly traded stock of Keynote; (b) conditions affecting the industry generally in which Keynote operates or the U.S. economy as a whole; (c) continuing losses of Keynote, provided, that such losses do not materially increase between the Agreement Date and the Closing constitute, in and of itself, a Material Adverse Change or Material Adverse Effect in Keynote; provided further, that in no event shall (a) conditions affecting the industry generally in which Digital Content operates or the U.S. economy as a whole; (b) continuing losses of Digital Content, provided, that such losses do not materially increase between the Agreement Date and the Closing; or (c) any effect on Digital Content directly resulting from actions not taken by Digital Content pursuant to Section 5.3 due to prior written consent not being provided by Keynote following a written request from Digital Content to Keynote to undertake such actions, constitute, in and of itself, a Material Adverse Change or Material Adverse Effect in Digital Content.

     1.7 "person" means any individual, corporation (including any not-for-profit corporation), partnership, limited liability partnership, joint venture, estate, trust, firm, company (including any limited liability company or joint stock company), association, organization, entity or Governmental Authority.

     1.8 "Digital Content Members" or "Members" means, collectively, those persons set forth on Schedule 2.1.1 to this Agreement.

     1.9 "Sub Ancillary Agreements" means, collectively, each certificate to be delivered by Sub or an officer or officers of Sub at the Closing pursuant to Article 8 of this Agreement and each agreement (other than this Agreement) which Sub is to enter into as a party thereto pursuant to this Agreement.

     1.10      "Termination Date" means November 30, 2000.

     1.11 "Digital Content Ancillary Agreements" means, collectively, the Certificates of Merger, each certificate to be delivered by Digital Content or an officer or officers of Digital Content at the Closing, and each other agreement (other than this Agreement) which Digital Content is to enter into as a party thereto pursuant to this Agreement.

     1.12 "Digital Content Membership Interest" or "Membership Interest" means each membership interest in Digital Content.

     Other capitalized terms defined elsewhere in this Agreement and not defined in this Article 1 will have the meanings assigned to such terms in this Agreement.

                                   ARTICLE 2
                            Plan of Reorganization

     2.1  Conversion of Membership Interests.
          ----------------------------------

          2.1.1     Conversion of Membership Interests.  As specified next to
                    ----------------------------------
the name of each Digital Content Member, all of whom are listed on Schedule
2.1.1 attached hereto, which schedule may be updated as of the Closing, each Digital Content Membership Interest that is issued and outstanding immediately prior to the Effective Time, will, by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into the right to receive the Per Membership Interest Consideration (determined in accordance with Section 2.1.2 hereof).

          2.1.2     Certain Definitions.  The "Initial Consideration" to be
                    -------------------
given in consideration for the conversion of all of the outstanding Digital Content Membership Interests pursuant to Section 2.1.1 shall equal $15,000,000. The "Initial Member Consideration" shall be equal to the Initial Consideration less the expenses listed on Schedule 2.1.2(a) and any other expenses approved by the Representative. The "Aggregate Consideration" to be given in consideration for the conversion of all of the outstanding Digital Content Membership Interests pursuant to Section 2.1.1 shall equal the Initial Consideration plus, if applicable, the "Additional Consideration" as provided for in Schedule 2.1.2(b) to this Agreement. The "Initial Per Membership Interest Consideration" to be given in consideration for the conversion of each Digital Content Membership Interest shall be determined by dividing (i) the Initial Member Consideration by (ii) the total number of Digital Content Membership Interests issued and outstanding at the Effective Time. The "Additional Per Membership Interest Consideration" shall be determined by dividing (i) the Additional Consideration by (ii) the total number of Digital Content Membership Interests issued and outstanding at the Effective Time. The Initial Per Membership Interest Consideration and the Additional Per Membership Interest Consideration are sometimes collectively referred to as the "Per Membership Interest Consideration."

     2.2 Escrow of Consideration. At the Effective Time, Keynote will withhold from the Initial Consideration, $1.5 million of the Initial Consideration to be issued to such Digital Content Members pursuant to Section 2.1.2 (such withheld cash consideration being hereinafter referred to as the "Escrow Consideration"), and will hold the Escrow Consideration as security for the Digital Content Members' indemnification obligations for Damages (as defined in Section 11.2) under Article 11 hereof. The Escrow Consideration will be held by Keynote, subject to the terms and conditions of Article 11 hereof, until the Release Date (as defined in Section 11.1 hereof).

     2.3  Effects of the Merger.  At and upon the Effective Time of the Merger:
          ---------------------

          (a) the separate existence of Digital Content will cease and Digital Content will be merged with and into Sub, and Sub will be the surviving corporation of the Merger

(sometimes hereinafter referred to as the "Surviving Corporation") pursuant to the terms of this Agreement and the Certificates of Merger;

          (b) the Certificate of Incorporation of Sub will be the Certificate of Incorporation of the Surviving Corporation immediately after the Effective Time;

          (c) the Bylaws of Sub will be the Bylaws of the Surviving Corporation immediately after the Effective Time;

          (d) each Digital Content Membership Interest that is outstanding immediately prior to the Effective Time will be converted into the right to receive the Per Membership Interest Consideration as provided in this Article 2;

          (e) the officers of the Surviving Corporation immediately after the Effective Time will be those individuals who were the officers of Sub immediately prior to the Effective Time, and each such individual shall, immediately after the Effective Time, hold the same office or offices of the Surviving Corporation as the office or offices that such individual held with Sub immediately prior to the Effective Time;

          (f) the members of the Board of Directors of the Surviving Corporation immediately after the Effective Time will be the members of the Board of Directors of Sub immediately prior to the Effective Time; and

          (g) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

     2.4  Further Assurances.  If, at any time before or after the Effective
          ------------------
Time, Keynote believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Effective Time, then Keynote, the Surviving Corporation and their respective officers and directors will execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things necessary or desirable to consummate the Merger and to carry out the purposes and intent of this Agreement.

                                   ARTICLE 3
               Representations and Warranties of Digital Content

     Digital Content represents and warrants to Keynote that, except as set forth in the schedule of exceptions addressed to Keynote from Digital Content and dated as of the Agreement Date which has been delivered by Digital Content to Keynote concurrently with the parties' execution of this Agreement (the "Digital Content Disclosure Letter"), each of the representations, warranties and statements contained in the following sections of this Article 3 is true and correct as of the Agreement Date and will be true and correct on and as of the Closing Date (as defined in Section 7.1 hereof). For all purposes of this Agreement, the statements contained in the Digital Content Disclosure Letter and its schedules shall also be deemed to be representations and warranties made and given by Digital Content under Article 3 of this Agreement.

     3.1  Organization and Good Standing. Digital Content is a limited liability
          ------------------------------
company validly formed, validly existing and in good standing under the laws of the State of Texas and has continuously been in good standing under the laws of the State of Texas at all times since its inception. Digital Content has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to transact business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities make such qualification necessary, except to the extent that any failure to qualify would not individually or in the aggregate have a Material Adverse Effect. Digital Content has delivered to Keynote true and correct copies of the currently effective Certificate of Organization and Regulations of Digital Content, each as amended to date. Digital Content is not in violation of its Certificate of Organization or its Regulations.

     3.2  Subsidiaries. Digital Content does not have any subsidiary or any
          ------------
equity or ownership interest, whether direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business entity. Digital Content is not obligated to make nor bound by any agreement or obligation to make any investment in or capital contribution in or on behalf of any other entity.

     3.3  Power, Authorization and Validity.
          ---------------------------------

          3.3.1  Power and Authority. Subject to approval by Digital Content
                 -------------------
Members, Digital Content has all requisite power and authority to enter into, execute, deliver and perform its obligations under, this Agreement and all Digital Content Ancillary Agreements and to consummate the Merger. The Merger and the execution, delivery and performance by Digital Content of this Agreement, each of the Digital Content Ancillary Agreements and all other agreements, transactions and actions contemplated hereby or thereby, have been duly and validly approved and authorized by Digital Content's Managers or other applicable governing body, and the Digital Content Members have executed and delivered to Keynote Voting Agreements (as defined in Section 3.26) agreeing to vote in favor of the Merger and have approved the execution, delivery and performance by Digital Content of this Agreement, each of the Digital Content Ancillary Agreements and all other agreements, transactions and actions contemplated hereby or thereby.

          3.3.2  No Consents. Except for approval of the Digital Content Members
                 -----------
that may be required by Texas Law and the filing of the Certificates of Merger with the Delaware and Texas Secretaries of State, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission or other governmental authority (each, a "Governmental Authority"), or any other person or entity, governmental or otherwise (including any consent, approval, order, authorization, registration, declaration or filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")), is necessary or required to be made or obtained by Digital Content to enable Digital Content to lawfully execute and deliver, enter into, and to perform its obligations under, this Agreement and each of the Digital Content Ancillary Agreements, or to consummate the Merger.

          3.3.3  Enforceability. This Agreement and each of the Digital Content
                 --------------
Ancillary Agreements are, or when executed by Digital Content will be, and each Voting Agreement is, valid and binding obligations of Digital Content and/or the Digital Content Members, enforceable against Digital Content or the Digital Content Members, as the case may be, in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

     3.4  Capitalization of Digital Content.
          ---------------------------------

          3.4.1  Outstanding Securities. The authorized capital stock of Digital
                 ----------------------
Content consists entirely of: 1,000 Digital Content Membership Interests, all of which are issued and outstanding. The numbers of issued and outstanding Digital Content Membership Interests held by each of the Digital Content Members and each Member's percentage interest in Digital Content ("Percentage Interests") are set forth in Schedule 2.1.1 to this Agreement. Digital Content holds no
                 --------------
Membership Interests in treasury.

          3.4.2  Valid Issuance. As of the Closing Date, there will have been no
                 --------------
change in the authorized and outstanding capital stock of Digital Content as represented in Section 3.4.1. All issued and outstanding Digital Content Membership Interests have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any preemptive right, right of first refusal, right of first offer or right of rescission, and have been offered, issued, sold and delivered by Digital Content in compliance with (a) all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws and, to the knowledge of Digital Content, other applicable Legal Requirements and (b) all requirements set forth in applicable agreements or instruments.

          3.4.3  No Other Options, Warrants or Rights. Other than is set forth
                 ------------------------------------
in Section 3.4.1 above, there are no options, warrants, convertible securities or other securities, calls, commitments, conversion privileges, preemptive rights, rights of first refusal, rights of first offer or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any Digital Content Membership Interests or any securities convertible into or exchangeable for any Digital Content Membership Interests or any other securities, or obligating Digital Content to grant, issue, extend, or enter into any such option, warrant, convertible security or other security, call, commitment, conversion privilege, preemptive right, right of first refusal, right of first offer or other right or agreement to obtain any Digital Content Membership Interests or other securities, and there is no liability for dividends or profits accrued but unpaid.

          3.4.4  No Voting Arrangements or Registration Rights. Except as
                 ---------------------------------------------
contemplated by the Voting Agreements, there are no voting agreements, voting trusts or proxies applicable to any Digital Content Membership Interests or to the conversion of Digital Content Membership Interests in the Merger pursuant to any agreement or obligation to which Digital Content is a party or, to Digital Content's knowledge, pursuant to any other agreement or obligation. Digital Content is not under any obligation to register under the Securities Act any of its presently outstanding Membership Interests or any stock or other securities that may be subsequently issued.

     3.5  No Conflict. Neither the execution and delivery of this Agreement nor
          -----------
any of the Digital Content Ancillary Agreements by Digital Content, nor the consummation of the Merger or any of the other transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default under: (a) any provision of the Certificate of Organization or Regulations of Digital Content as currently in effect; (b) any material federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Digital Content or any of its material assets or properties; or (c) any material instrument, agreement, contract, undertaking, understanding, letter of intent, memorandum of understanding or commitment (whether verbal or in writing) to which Digital Content is a party or by which Digital Content or any of its material assets or properties are bound, except in the case of (b) or (c) for any such conflicts, terminations, breaches, impairments, violations or defaults which would not have a Material Adverse Effect on Digital Content or which would not have a material adverse effect on Digital Content's ability to consummate the Merger. Neither Digital Content's entering into this Agreement nor the consummation of the Merger or the transactions contemplated thereby will give rise to, or trigger the application of, any rights of any third party that would come into effect upon the effectiveness of the Merger. The consummation of the Merger by Digital Content will not require the consent, release, waiver or approval of any third party (including the consent of any party required to be obtained in order to keep any agreement between such party and Digital Content in effect following the Merger or to provide that Digital Content is not in breach or violation of any such agreement following the Merger), other than the approval of this Agreement and the Merger by Digital Content Members under Texas law except where the failure to obtain such consent, release, waiver or approval would not have a Material Adverse Effect on Digital Content.

     3.6  Litigation. There is no action, suit, arbitration, mediation,
          ----------
proceeding, claim or investigation pending against Digital Content (or against any officer, director, employee or agent of Digital Content in their capacity as such or relating to their employment, services or relationship with Digital Content) before any court, Governmental Authority or arbitrator, nor, to Digital Content's knowledge, has any such action, suit, arbitration, mediation, proceeding, claim or investigation been threatened. There is no judgment, decree, injunction, rule or order of any court, Governmental Authority or arbitrator outstanding against Digital Content. To Digital Content's knowledge, there is no basis for any person to assert a claim against Digital Content based upon: (a) Digital Content's negotiating or entering into this Agreement or any Digital Content Ancillary Agreement or consummating the Merger or any of the transactions contemplated by this Agreement or any Digital Content Ancillary Agreement; (b) any confidentiality or similar agreement entered into by Digital Content; (c) any claim that Digital Content has agreed to sell or dispose all or any substantial portion of its assets or business to any party other than Keynote, whether by way of merger, consolidation, sale of assets or otherwise;
(d) any wrongful failure by Digital Content to issue any of its stock or other securities to any party; (e) ownership or rights to ownership of any Digital Content Membership Interests or any other Digital Content securities; (f) any rights as a Digital Content Member, including any option or preemptive rights or rights to notice or to vote; or (g) any rights under any agreement among Digital Content and its Members.

     3.7  Taxes.
          -----

          3.7.1 Digital Content has timely filed all federal, state, local and foreign tax and information returns required to be filed by it, has timely paid all taxes required to be paid by it for which payment is due, except to the extent that an accrual or reserve for such taxes has been reflected in accordance with GAAP (as defined below) on the Balance Sheet (as defined in Section 3.8), has established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by its most recent applicable tax returns (which accrual or reserve as of the Balance Sheet Date is fully reflected on the Balance Sheet and in any more recent balance sheet of Digital Content provided by Digital Content to Keynote on or before the Agreement Date), has made all necessary estimated tax payments, and has no liability for taxes in excess of the amount so paid. All such returns and reports are true, correct and complete, and Digital Content has provided Keynote with true and correct copies of such returns and reports. Digital Content is not delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed against Digital Content or any of the officers, employees or agents of Digital Content in their capacity as such. Digital Content has not received any notification from the Internal Revenue Service or any other taxing authority regarding any material issues that: (a) are currently pending before the Internal Revenue Service or any other taxing authority (including but not limited to any sales or use tax authority) regarding Digital Content, or (b) to Digital Content's knowledge have been raised by the Internal Revenue Service or other taxing authority and not yet finally resolved. No tax return of Digital Content is under audit by the Internal Revenue Service or any state or local taxing agency or authority and any such past audits (if any) have been completed and fully resolved to the satisfaction of the applicable tax authority conducting such audit and all taxes and any penalties or interest determined by such audit to be due from Digital Content have been paid in full to the applicable taxing authorities. No tax liens have been filed against Digital Content or its Members and, to Digital Content's knowledge, no other tax liens are currently in effect against any assets of Digital Content other than liens which arise by operation of law for taxes not yet due and payable. There is not in effect any waiver by Digital Content of any statute of limitations with respect to any taxes or agreed to any extension of time for filing any tax return which has not been filed; and Digital Content has not consented to extend to a date later than the date hereof the period in which any tax may be assessed or collected by any taxing authority. Digital Content is not a "personal holding company" within the meaning of the Code. Digital Content has not filed any election under Section 341(f) of the Code. Digital Content has withheld all taxes, including but not limited to federal and state income taxes, FICA, Medicare, FUTA and other taxes, required to be withheld, and paid such withheld amounts to the appropriate tax authority within the time prescribed by law. Since its inception, Digital Content has not been a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code, and in
Section 1.897-2(b) of the Treasury Regulations issued thereunder (the "Regulations"), and Digital Content has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Regulations.

          3.7.2 For the purposes of this Section, the terms "tax" and "taxes" include all federal, state, local and foreign income, alternative or add-on minimum income, gains, franchise, excise, property, property transfer, sales, use, employment, license, payroll, ad valorem, documentary, stamp, withholding, occupation, recording, value added or transfer taxes, governmental charges, fees, customs duties, levies or assessments (whether payable directly or by withholding), and, with respect to any such taxes, any estimated tax, interest, fines and penalties or additions to tax and interest on such fines, penalties and additions to tax.

     3.8  Digital Content Financial Statements.
          ------------------------------------

          3.8.1 Digital Content has delivered to Keynote as an attachment to the Digital Content Disclosure Letter the consolidated balance sheet of Digital Content as of June 30, 2000 (the "Balance Sheets"), and Digital Content's consolidated statements of operations, statements of cash flows and statements of changes in members' equity (or, as applicable, statement of changes in members' interests) for the year ended December 31, 1999 and the six months ended June 30, 2000 (all such financial statements of Digital Content and any notes thereto are hereinafter collectively referred to as the "Digital Content Financial Statements"). The Digital Content Financial Statements: (a) are derived from and are in accordance with the books and records of Digital Content and (b) fairly present the financial condition of Digital Content at the dates therein indicated and the results of operations for the periods therein specified, and (c) have been prepared on a basis consistent with prior periods except for any absence of notes thereto. Digital Content has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for those (a) shown on the Balance Sheets, (b) that may have been incurred after June 30, 2000 (the "Balance Sheet Date") in the ordinary course of Digital Content's business consistent with its past practices, and (c) that are not material in amount, either individually or collectively. All reserves established by Digital Content that are set forth in or reflected in the Balance Sheet are adequate. At the Balance Sheet Date, there were no material loss contingencies that are not adequately provided for in the Balance Sheet. At the Closing Date, Digital Content's Current Assets were and will be equal to or greater than its Total Liabilities. For purposes of the preceding sentence, "Current Assets" shall mean cash and other assets expected to be converted into cash within one year, and "Total Liabilities" shall mean probable future sacrifices of economic benefits arising from present obligations of Digital Content to transfer assets or provide services to other persons in the future as a result of past transactions.

          3.8.2 Digital Content is not engaged in manufacturing (within the meaning of the HSR Act) and Digital Content's Total Assets (as defined below)
(i) were less than Ten Million Dollars ($10,000,000) on the Balance Sheets as of December 31, 1999 and on the date of the last regularly prepared balance sheet of Digital Content prepared on or prior to the Agreement Date (the "Last Date") and (ii) will not equal or exceed Ten Million Dollars ($10,000,000) at any time during the time period commencing on the Last Date and ending on the earlier to occur of (a) the Effective Time or (b) the date on which this Agreement is terminated in accordance with the provisions of Article 10. As used herein, the term "Digital Content's Total Assets" means Digital Content's total assets as determined in accordance with generally accepted accounting principles applied on a basis consistent with prior periods.

     3.9  Title to Properties. Digital Content has good and marketable title to
          -------------------
all of its assets and properties (including those shown on the Balance Sheet), free and clear of all Encumbrances, other than liens for current taxes that are not yet due and payable and except for liens which in the aggregate do not secure more than $10,000 in liabilities. All machinery, vehicles, equipment (including, without limitation, computers and webservers) and other tangible personal property owned or leased by Digital Content or used in its business are in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which Digital Content is a party are fully effective and afford Digital Content peaceful and undisturbed leasehold possession of the real or personal property that is the subject of the lease and Digital Content is not in breach of any such lease. Digital Content is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, nor has Digital Content received any notice of violation of law with which it has not complied. Digital Content does not own any real property. Item 3.9 to
                                                                  --------
the Digital Content Disclosure Letter sets forth a complete and accurate list and a brief description of all personal property owned or leased by Digital Content with an individual value of $1,000 or greater. Digital Content owns no real property.

          3.10  Absence of Certain Changes. Since the Balance Sheet Date,
                --------------------------
Digital Content has operated its business in the ordinary course consistent with its past practice, and since such date there has not been with respect to Digital Content any:

                (a)    Material Adverse Change in Digital Content;

                (b) amendment or change in the Certificate of Organization or Regulations;

                (c)    incurrence, creation or assumption by Digital Content of
(i) any Encumbrance on any of the assets or properties of Digital Content, (ii) any obligation or liability or any indebtedness for borrowed money, or (iii) any contingent liability as a guarantor or surety with respect to the obligations of others;

                (d) grant or issuance of any options, warrants or other rights to acquire from Digital Content, directly or indirectly, except as described in Sections 3.4.1 and 3.4.2 hereof, or any offer, issuance or sale by Digital Content of any debt or equity securities of Digital Content;

                (e) any acceleration or release of any vesting condition to the right to exercise any option, warrant or other right to purchase or otherwise acquire any Digital Content Membership Interests, or any acceleration or release of any right to repurchase Digital Content Membership Interests upon the Member's termination of employment or services with Digital Content or pursuant to any right of first refusal;

                (f) payment or discharge by Digital Content of any Encumbrance on any asset or property of Digital Content, or the payment or discharge of any liability of Digital Content, in each case that was not either shown on the Balance Sheets or incurred in the ordinary course of Digital Content's business after the Balance Sheet Date in an amount not in excess of $10,000 for any single liability to a particular creditor;

                (g) purchase, license, sale, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of the assets, properties or goodwill of Digital Content other than a license of any product or products of Digital Content made in the ordinary course of Digital Content's business consistent with its past practice;

                (h) damage, destruction or loss of any property or asset, whether or not covered by insurance, having (or likely with the passage of time to have) a Material Adverse Effect on Digital Content;

                (i) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Digital Content, or any split, combination or recapitalization of the capital stock of Digital Content or any direct or indirect redemption, purchase or other acquisition of any capital stock of Digital Content or any change in any rights, preferences, privileges or restrictions of any outstanding security of Digital Content;

                (j) change or increase in the compensation payable or to become payable to any of the officers, directors, Managers or employees of Digital Content, or in any bonus or pension, insurance or other benefit payment or arrangement (including without limitation Membership Interest awards, Membership Interest appreciation rights or Membership Interest option grants) made to or with any of such officers, employees or agents except in connection with normal employee salary or performance reviews or otherwise in the ordinary course of Digital Content's business consistent with its past practice and except as contemplated in this Agreement;

                (k) change with respect to the management, supervisory or other key personnel of Digital Content;

                (l) obligation or liability incurred by Digital Content to any of its officers, directors, Managers or Members, except for normal and customary compensation and expense allowances payable to officers in the ordinary course of Digital Content's business consistent with its past practice;

                (m) making by Digital Content of any loan, advance or capital contribution to, or any investment in, any officer, director, Manager or Member of Digital Content or any firm or business enterprise in which any such person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

                (n) entering into, amendment of, relinquishment, termination or non-renewal by Digital Content of any contract, lease, transaction, commitment or other right or obligation other than in the ordinary course of its business consistent with its past practice; or any written or oral indication or assertion by the other party thereto of any material problems with Digital Content's services or performance under such contract, lease, transaction, commitment or other right or obligation or its desire to so amend, relinquish, terminate or not renew any such contract, lease, transaction, commitment or other right or obligation;

                (o) any cancellation or non-renewal of any material customer contract or any material change in the manner in which Digital Content extends discounts, credits or warranties to customers or otherwise deals with its customers;

                (p) entering into by Digital Content of any transaction, contract or agreement that by its terms requires or contemplates a current and/or future financial commitment, expense (inclusive of overhead expense) or obligation on the part of Digital Content that involves in excess of $25,000 or that is not entered into in the ordinary course of Digital Content's business, or the conduct of any business or operations other than in the ordinary course of Digital Content's business consistent with its past practice;

          (q) any license, transfer or grant of a right under any Digital Content IP Rights (as defined in Section 3.13 below), other than those licensed, transferred or granted in the ordinary course of Digital Content's business consistent with its past practices; or

          (r) any agreement made by Digital Content to take any action which, if taken prior to the Agreement Date, would have made any representation or warranty of Digital Content set forth in Article 3 of this Agreement untrue or incorrect as of the date when made.

     3.11 Contracts and Commitments/Licenses and Permits. Item 3.11 to the
          ----------------------------------------------  ---------
Digital Content Disclosure Letter sets forth a list of each of the following written or oral contracts, agreements, leases, licenses, permits, assignments, mortgages, transactions, obligations, commitments or other instruments to which Digital Content is a party or to which Digital Content or any of its assets or properties is bound:

          (a) any contract or agreement providing for payments (whether fixed, contingent or otherwise) by or to Digital Content in an aggregate amount of $25,000 or more;

          (b) any dealer, distributor, OEM (Original Equipment Manufacturer), VAR (Value Added Reseller), sales representative or similar agreement under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for, any product, service or technology of Digital Content;

          (c) any contract providing for the development of any software, technology or intellectual property for (or for the benefit or use of) Digital Content, or providing for the purchase or license of any software, technology or intellectual property to (or for the benefit or use of) Digital Content, which software, technology or intellectual property is in any manner used or incorporated (or is contemplated by Digital Content to be used or incorporated) in connection with any aspect or element of any product, service or technology of Digital Content to the extent necessary for the conduct of the business of Digital Content as presently conducted or contemplated;

          (d) any joint venture or partnership contract or other agreement which has involved, or is reasonably expected to involve, a sharing of profits, expenses or losses with any other party;

          (e) any contract or commitment in which Digital Content has granted or received preferential customer pricing provisions or exclusive marketing or distribution rights relating to any product, service, market or geographic territory;

          (f) any contract or commitment for or relating to the employment of any officer, director, Manager, employee or consultant of Digital Content or any other type of contract or understanding with any officer, director, Manager, employee or consultant of Digital Content that is not immediately terminable by Digital Content without cost or other liability;

          (g) any indenture, mortgage, trust deed, promissory note, loan agreement, security agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

          (h) any lease or other agreement under which Digital Content is lessee of or holds or operates any items of tangible personal property or real property owned by any third party;

          (i) any agreement that restricts Digital Content from: engaging in any aspect of its business; participating or competing in any line of business or market; freely setting prices for Digital Content's products, services or technologies (including but not limited to most favored customer pricing provisions); engaging in any business in any market or geographic area; or soliciting potential employees, consultants, contractors or other suppliers or customers;

          (j) any Digital Content IP Rights Agreement (as defined in Section 3.13);

          (k) any agreement relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any Membership Interests or other securities of Digital Content or any options, warrants or other rights to purchase or otherwise acquire any such Membership Interest, other securities or options, warrants or other rights therefor;

          (l)  any contract with or commitment to any labor union; and

          (m)  any Governmental Permit (as defined in Section 3.14.3).

     A true and complete copy of each agreement or document required by subsections (a) through (m) of this Section to be listed on Item 3.11 to the
                                                            ---------
Digital Content Disclosure Letter (such agreements and documents being hereinafter collectively referred to as the "Digital Content Material Agreements") and a copy of each Governmental Permit required by subsection (m) of this Section to be listed on Item 3.11 to the Digital Content Disclosure
                                ---------
Letter has been delivered to Keynote's legal counsel.

     3.12 No Default; No Consent Required; No Restrictions. Digital Content is
          ------------------------------------------------
not in material breach or default under any Digital Content Material Agreement. Digital Content is not a party to any government contracts or subcontracts. Except as set forth in Item 3.12 to the Digital Content Disclosure Letter, no
                       ---------
consent, notice or approval of any third party is required to ensure that, following the Effective Time, any Digital Content Material Agreement will continue to be in full force and effect without any breach or violation thereof caused by virtue of the Merger or by any other transaction called for by this Agreement or any Digital Content Ancillary Agreement. Digital Content is not a party to, and no asset or property of Digital Content is bound or affected by, any judgment, injunction, order, decree, contract, covenant or agreement (noncompete or otherwise) that restricts or prohibits, purports to restrict or prohibit, Digital Content or, following the Effective Time, the Surviving Corporation or Keynote, from freely engaging in any business now conducted or contemplated by Digital Content or from competing anywhere in the world (including any contracts, covenants or agreements restricting the geographic area in which Digital Content may sell, license, market, distribute or support any products or technology or provide services; or restricting the markets, customers or industries that Digital Content may address in operating its business; or restricting the prices which Digital Content may charge for its products or technology or services), or includes any grants by Digital Content of exclusive rights or licenses. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (a) result in a violation or breach of any of the provisions of any Digital Content Material Agreement, or (b) to Digital Content's knowledge, give any third party (i) the right to declare a default or exercise any remedy under any Digital Content Material Agreement, (ii) the right to a rebate, chargeback, penalty or change in delivery schedule or term under any Digital Content Material Agreement, (iii) the right to accelerate the maturity or performance of any obligation of Digital Content under any Digital Content Material Agreement, or (iv) the right to cancel, terminate or modify any Digital Content Material Agreement, except in each such case for such defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have individually or in the aggregate a Material Adverse Effect on Digital Content. Digital Content has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Digital Content Material Agreement.

     3.13 Intellectual Property.
          ---------------------

          3.13.1 Digital Content owns, or has the valid right or license to use, possess, sell, license, copy, distribute, market, advertise and/or dispose of all Intellectual Property (as defined below) to the extent necessary or required for the conduct of the Digital Content Business (as defined below) (such Intellectual Property being hereinafter collectively referred to as the "Digital Content IP Rights"), and such rights to use, possess, sell, license, copy, distribute, market, advertise and/or dispose of are sufficient for such conduct of such business. As used herein, the term "Digital Content Business" means the business of Digital Content as presently conducted, presently proposed to be conducted. As used herein, the term "Intellectual Property" means, collectively, all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark registrations and applications therefor, trade dress rights, trade names, service marks, service mark registrations and applications therefor, Internet domain names, Internet and World Wide Web URLs or addresses, copyrights, copyright registrations and applications therefor, mask work rights, mask work registrations and applications therefor, franchises, licenses, inventions, trade secrets, know-how, customer lists, supplier lists, proprietary processes and formulae, software source code and object code, algorithms, net lists, architectures, structures, screen displays, photographs, images, layouts, inventions, development tools, designs, blueprints, specifications, technical drawings (or similar information in electronic format) and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, programmers' notes, memoranda and records. As used in this
Section 3.13, "Digital Content-Owned IP Rights" means Digital Content IP Rights which are owned or exclusively licensed to Digital Content; and "Digital Content-Licensed IP Rights" means Digital Content IP Rights which are not Digital Content-Owned IP Rights. By way of clarification, if a vendor grants certain license rights to Digital Content, only the license rights granted by the vendor to Digital Content is included under the term Digital Content-Licensed IP Rights and Digital Content IP Rights.

          3.13.2 Neither the execution, delivery and performance of this Agreement, the Certificates of Merger, or the consummation of the Merger and the other transactions contemplated by this Agreement and/or by Digital Content Ancillary Agreements will, in accordance with their terms: (a) constitute a material breach of or default under any instrument, contract, license or other agreement governing any Digital Content IP Right to which Digital Content is a party (collectively, the "Digital Content IP Rights Agreements"); (b) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Digital Content IP Right; or (c) materially impair the right of Digital Content or the Surviving Corporation to use, possess, sell or license any Digital Content IP Right or portion thereof. There are no royalties, honoraria, fees or other payments payable by Digital Content to any third person (other than salaries payable to employees and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license-in, sale, marketing, advertising or disposition of any Digital Content IP Rights by Digital Content to the extent necessary for the conduct of the Digital Content Business and none will become payable as a result of the consummation of the transactions contemplated by this Agreement, in and of themselves, except for per copy license fees of less than $1,000 for software generally commercially available to the public.

          3.13.3 Neither the manufacture, marketing, license, sale, furnishing or intended use of any product or service currently licensed, utilized, sold, provided or furnished by Digital Content or currently under development by Digital Content violates any license or agreement between Digital Content and any third party or infringes or misappropriates any Intellectual Property Right of any other party; and there is no pending or overtly threatened, claim or litigation contesting the validity, ownership or right of Digital Content to exercise any Digital Content IP Right nor, to the best knowledge of Digital Content, is there any legitimate basis for any such claim, nor has Digital Content received any notice asserting that any Digital Content IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of Digital Content, is there any legitimate basis for any such assertion.

          3.13.4 No current or former employee, consultant or independent contractor of Digital Content: (a) is in material violation of any term or covenant of any employment contract, patent disclosure agreement, invention assignment agreement, non-disclosure agreement, noncompetition agreement or any other contract or agreement with any other party by virtue of such employee's, consultant's, or independent contractor's being employed by, or performing services for, Digital Content or using trade secrets or proprietary information of others without permission that would be likely to have a Material Adverse Effect on Digital Content; or (b) has developed any technology, software or other copyrightable, patentable, or otherwise proprietary work for Digital Content that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including without limitation Intellectual Property) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work. The employment of any employee of Digital Content or the use by Digital Content of the services of any consultant or independent contractor does not subject Digital Content to any liability to any third party for improperly soliciting such employee or consultant, or independent contractor to work for Digital Content, whether such liability is based on contractual or other legal obligations to such third party.

          3.13.5 Digital Content has taken reasonably necessary and appropriate steps to protect, preserve and maintain the secrecy and confidentiality of the Digital Content IP Rights (in the case of Digital Content-Licensed IP Rights, to the extent required by such third parties) and to preserve and maintain all Digital Content's interests and proprietary rights in Digital Content IP Rights. All officers, employees and consultants of Digital Content having access to proprietary information of Digital Content, its customers or business partners and inventions owned by Digital Content, have executed and delivered to Digital Content an agreement regarding the protection of such proprietary information and the assignment of Digital Content's inventions to Digital Content (in the case of proprietary information of Digital Content's customer and business partners, to the extent required by such customers and business partners); and copies of all such agreements have been delivered to Keynote's counsel. Digital Content has secured valid written assignments from all of Digital Content's consultants, contractors and employees who were involved in, or who contributed to, the creation or development of any Digital Content-Owned IP Rights, of the rights to such contributions that may be owned by such persons or that Digital Content does not already own by operation of law. No current or former employee, officer, director, consultant or independent contractor of Digital Content has any right, license, claim or interest whatsoever in or with respect to any Digital Content IP Rights.

          3.13.6 Item 3.13.6 to the Digital Content Disclosure Letter contains a
                 -----------
true and complete list of (i) all worldwide registrations made by or on behalf of Digital Content of any patents, copyrights, mask works, trademarks, service marks, Internet domain names or Internet or World Wide Web URLs or addresses with any governmental or quasi-governmental authority; and (ii) all applications, registrations, filings and other formal written governmental actions made or taken pursuant to federal, state and foreign laws by Digital Content to secure, perfect or protect its interest in Digital Content IP Rights, including, without limitation, all patent applications, copyright applications, and applications for registration of trademarks and service marks. All registered patents, trademarks, service marks, Internet domain names, Internet or World Wide Web URLs or addresses, and copyrights held by Digital Content are valid, enforceable and subsisting.

          3.13.7 Digital Content owns all right, title and interest in and to all Digital Content-Owned IP Rights free and clear of all security interests, liens, pledges, mortgages, assignments, claims, licenses, restrictions and encumbrances (other than licenses and rights listed in Item 3.13.8). Digital Content's right, license and interest in and to all Digital Content-Licensed IP Rights are free and clear of all security interests, liens, pledges, mortgages, assignments, claims, licenses, and encumbrances (other than licenses and rights listed in Item 3.13.8).

          3.13.8 Item 3.13.8 to the Digital Content Disclosure Letter contains a
                 -----------
true and complete list of (i) all licenses, sublicenses and other agreements as to which Digital Content is a party and pursuant to which any person or entity is authorized to use any Digital Content IP Rights, and (ii) all licenses, sublicenses and other agreements as to which Digital Content is a party and pursuant to which Digital Content is authorized to use any third party patents, trademarks, Internet domain names, Internet or World Wide Web URLs or addresses, or copyrights, including but not limited to software.

          3.13.9 Neither Digital Content nor any other party acting on its behalf, has disclosed or delivered to any party, or permitted the disclosure or delivery to any escrow agent or other party, of any Digital Content Source Code (as defined below). No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the disclosure or delivery by Digital Content or any other party acting on Digital Content's behalf to any party of any Digital Content Source Code (as defined below). Item 3.13.9 of the Digital Content
                                        -----------
Disclosure Letter identifies each contract, agreement and instrument (whether written or oral) pursuant to which Digital Content has deposited, or is or may be required to deposit, with an escrowholder or any other party, any Digital Content Source Code and further describes whether the execution of this Agreement or the consummation of the Merger or any of the other transactions contemplated by this Agreement, in and of itself, would reasonably be expected to result in the release from escrow of any Digital Content Source Code. As used in this Section 3.13.9, "Digital Content Source Code" means, collectively, any software source code, or any material portion or aspect of the software source code, or any material proprietary information or algorithm contained in or relating to any software source code, of any Digital Content-Owned IP Rights or any other product marketed or currently proposed to be marketed by Digital Content.

          3.13.10 There is no unauthorized use, disclosure, infringement or misappropriation of any Digital Content IP Rights by any third party, including any employee or former employee of Digital Content. Digital Content has not agreed to indemnify any person for any infringement of any Intellectual Property of any third party by any product or service that has been sold, licensed to third parties, leased to third parties, supplied, marketed, distributed, or provided by Digital Content.

          3.13.11 To Digital Content's knowledge, all software developed by Digital Content and licensed by Digital Content to customers and all other products manufactured, sold, licensed, leased or delivered by Digital Content to customers and all services provided by Digital Content to customers on or prior to the Closing Date conform in all material respects (to the extent required in contracts with such customers) to applicable contractual commitments, express and implied warranties, product specifications and product documentation and to any representations provided to customers and Digital Content has no material liability (and, to Digital Content's knowledge, there is no legitimate basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Digital Content giving rise to any material liability relating to the foregoing contracts that could have a Material Adverse Effect on Digital Content) for replacement or repair thereof or other damages in connection therewith in excess of any reserves therefor reflected on the Balance Sheet.

          3.13.12 All of the software, hardware or other technology developed, owned, licensed and/or marketed or distributed by Digital Content to the extent necessary for the conduct of the Digital Content Business are Year 2000 Compliant. "Year 2000 Compliant" means, to the extent related to date-related errors, as applied to software, hardware or other technology, that: (i) such software, hardware or other technology will operate and correctly store, represent and process (including sort) all dates (including single and multi-century formulas and leap year calculations), such that date-related errors will not occur when the date being used is in the Year 2000, or in a year preceding or following the Year 2000; (ii) such software, hardware or other technology has been written and tested to support numeric and date transitions from the twentieth century to the twenty-first century, and back (including without limitation all calculations, aging, reporting, printing, displays, reversals, disaster and vital records recoveries) without date-related error, corruption or impact to current and/or future operations; and (iii) such software, hardware or other technology will function without error or interruption related to any date information, specifically including errors or interruptions from functions which may involve date information from more than one century. Notwithstanding anything to the contrary, the foregoing applies only if such software, hardware or other technology receive properly formatted data.

          3.13.13 No government funding; facilities of a university, college, other educational institution or research center; or funding from third parties (other than funds received in consideration for capital stock of Digital Content) was used in the development of the computer software programs or applications owned by the Company. No current or former employee, consultant or independent contractor of Digital Content, who was involved in, or who contributed to, the creation or development of any Digital Content IP Rights, has performed services for the government, university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for Digital Content.

     3.14 Compliance with Laws.
          --------------------

          3.14.1 Digital Content has complied, and is now and at the Closing Date will be in compliance with, all applicable federal, state or local laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees, and to Digital Content's knowledge, all foreign laws, ordinances, regulations and rules, applicable to it or to its assets, properties, and business (and any regulations promulgated thereunder) (collectively, "Applicable Law"), except for such noncompliance which, individually or in the aggregate, would not have a Material Adverse Effect on Digital Content. Digital Content holds all valid licenses and other governmental permits that are necessary and/or legally required to be held by it to conduct its business as presently conducted, except where the failure to hold such licenses and permits would not individually or in the aggregate have a Material Adverse Effect on Digital Content.

          3.14.2 All materials, products and services distributed or marketed by Digital Content have at all times made all disclosures to users or customers required by Applicable Law and none of such disclosures made or contained in any such materials have been inaccurate, misleading or deceptive, except where the failure to make such disclosure or where such inaccurate, misleading or deceptive disclosures, individually or in the aggregate, would not have a Material Adverse Effect on Digital Content.

          3.14.3 Digital Content holds all material permits, licenses and approvals from, and has made all material filings with, government (and quasi-governmental) agencies and authorities, that are necessary for Digital Content to conduct its present business without any violation of Applicable Law ("Governmental Permits") and all such Governmental Permits are in full force and effect. Digital Content has not received any notice or other communication from any Governmental Authority regarding (a) any actual or possible violation of law or any Governmental Permit or any failure to comply with any term or requirement of any

Governmental Permit, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Permit.

          3.14.4 Neither Digital Content nor any officer, director, Manager, Member, employee or agent of Digital Content has, for or on behalf of Digital Content, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other payment in violation of Applicable Law, which violation, for the purposes of clause (c) only, does not have a Material Adverse Effect on Digital Content.

     3.15 Certain Transactions and Agreements. None of the officers, directors,
          -----------------------------------
Managers or Members of Digital Content and, to Digital Content's knowledge, none of the employees of Digital Content, nor any member of their immediate families, has any direct ownership interest in any firm or corporation that competes with, or does business with, or has any contractual arrangement with, Digital Content (except with respect to any interest in less than one percent of the stock of any corporation whose stock is publicly traded). To Digital Content's knowledge, none of the officers, directors, employees or Members of Digital Content, nor any member of their immediate families, has any indirect ownership interest in any firm or corporation that competes with, or does business with, or has any contractual arrangement with, Digital Content (except with respect to any interest in less than one percent of the stock of any corporation whose stock is publicly traded). None of said officers, directors, employees or Members or any member of their immediate families, is a party to, or otherwise directly or indirectly interested in, any contract or informal arrangement with Digital Content, except for normal compensation for services as an officer, director, Manager or employee thereof that have been disclosed to Keynote and except for agreements related to the purchase of Digital Content Membership Interests by such persons. None of said officers, directors, employees, Members or family members has any interest in any property, real or personal, tangible or intangible (including but not limited to any Digital Content IP Rights or any other Intellectual Property) that is used in, or that pertains to, the business of Digital Content, except for the rights of a Member under the Certificate of Formation and Operating Agreement.

     3.16 Employees, ERISA and Other Compliance.
          -------------------------------------

          3.16.1 Digital Content is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, immigration, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, and has correctly classified employees as exempt employees and non-exempt employees under the Fair Labor Standards Act, except to the extent that noncompliance or incorrect classification of employees would not have a Material Adverse Effect on Digital Content. A list of all current employees, officers and consultants of Digital Content and their current title and/or job description and compensation is set forth on Item 3.16.1(a) to the Digital Content Disclosure Letter. A list of all
         --------------
former employees, officers and consultants of Digital Content is set forth on
Item 3.16.1(b) to the Digital Content Disclosure Letter. Digital Content does
--------------
not have any employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

          3.16.2 Digital Content (a) is not now, nor has ever been, subject to a union organizing effort, (b) is not subject to any collective bargaining agreement with respect to any of its employees, (c) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization or (d) has any current labor disputes. Digital Content has no knowledge of any facts indicating that the consummation of the Merger or any of the other transactions contemplated hereby will have a material adverse effect on its relations with its current employees, and has no knowledge that any of its key employees intends to leave their employ. All of the employees of Digital Content are legally permitted to be employed by Digital Content in the United States of America in their current job capacities.

          3.16.3 Digital Content has no pension plan, which constitutes, or has since the enactment of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), constituted, a "multiemployer plan" as defined in Section 3(37) of ERISA. No pension plan of Digital Content is subject to Title IV of ERISA.

          3.16.4 Digital Content has no employment, severance or other similar contract, arrangement or policy (collectively, "employee benefit plans" as defined in Section 3(3) of ERISA) and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, Membership Interest options, Membership Interest purchase, phantom stock, Membership Interest appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which is entered into, maintained or contributed to by Digital Content and covers any employee or former employee of Digital Content. Such contracts, plans and arrangements are hereinafter collectively referred to as "Digital Content Benefit Arrangements."

                  (a) Each Digital Content Benefit Arrangement has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Digital Content Benefit Arrangement, except to the extent that noncompliance would not have a Material Adverse Effect on Digital Content and, unless otherwise indicated in Item 3.16.4 to the Digital Content
                                           -----------
Disclosure Letter, each such Digital Content Benefit Arrangement that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter that such plan satisfied the requirements of the Tax Reform Act of 1986 (a copy of which letter(s) have been delivered to Keynote and its counsel).

                  (b) Digital Content has delivered to Keynote or its counsel a complete and correct copy and description of each Digital Content Benefit Arrangement.

                  (c) Digital Content has timely filed and delivered to Keynote and its counsel the most recent annual report (Form 5500) for each Digital Content Benefit Arrangement that is an "employee benefit plan" as defined under ERISA.

                  (d) Digital Content has not ever been a participant in any "prohibited transaction," within the meaning of Section 406 of ERISA with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which Digital Content sponsors as employer or in which Digital Content participates as an employer, which was not otherwise exempt pursuant to Section 408 of ERISA (including any individual exemption granted under Section 408(a) of ERISA), or which could result in an excise tax under the Code.

                  (e) All contributions due from Digital Content with respect to any of Digital Content Benefit Arrangements have been made or have been accrued on Digital Content's financial statements (including without limitation the Digital Content Financial Statements), and no further contributions will be due or will have accrued thereunder as of the Closing Date.

                  (f) All individuals who, pursuant to the terms of any Digital Content Benefit Arrangement, are entitled to participate in any such Digital Content Benefit Arrangement, are currently participating in such Digital Content Benefit Arrangement or have been offered an opportunity to do so and have declined in writing.

                  (g) Digital Content will have no liability to any employee or to any organization or any other entity as a result of the termination of any employee leasing arrangement in excess of $10,000.

          3.16.5 There has been no amendment to, written interpretation or announcement (whether or not written) by Digital Content relating to, or change in employee participation or coverage under, any Digital Content Benefit Arrangement that would increase materially the expense of maintaining such Digital Content Benefit Arrangement above the level of the expense incurred in respect thereof during the calendar year 1999.

          3.16.6 The group health plans (as defined in Section 4980B(g) of the Code) that benefit employees of Digital Content are in compliance, in all material respects, with the continuation coverage requirements of Section 4980B of the Code as such requirements affect Digital Content and its employees. As of the Closing Date, there will be no material outstanding, uncorrected violations under the Consolidation Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any of Digital Content Benefit Arrangements, covered employees, or qualified beneficiaries that could result in a Material Adverse Effect on Digital Content, or in a Material Adverse Effect on Keynote after the Effective Time.

          3.16.7 No benefit payable or which may become payable by Digital Content pursuant to any Digital Content Benefit Arrangement or as a result of or arising under this Agreement or the Certificates of Merger will constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code. Digital Content is not a party to any: (a) agreement with any executive officer or other key employee thereof (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Digital Content in the nature of the Merger or any of the other transactions contemplated by this Agreement or any Digital Content Ancillary Agreement, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment; or (b) agreement or plan, including, without limitation, any Membership Interest option plan, Membership Interest appreciation rights plan or Membership Interest purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of the Merger or any of the other transactions contemplated by this Agreement or any Digital Content Ancillary Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or any Digital Content Ancillary Agreement.

     3.17 Company Documents. Digital Content has made available to Keynote or
          -----------------
its legal counsel for examination all documents and information listed in the Digital Content Disclosure Letter or in any schedule thereto or in any other exhibit or schedule called for by this Agreement which have been requested by Keynote or its legal counsel, including the following: (a) copies of Digital Content's Certificate of Organization and Regulations as currently in effect;
(b) Digital Content's minute book containing all records of all proceedings, consents, actions, and meetings of Digital Content Members, board of directors, Managers or other applicable governing body, and any committees thereof; (c) Digital Content's Membership Interest ledger, option ledger, and warrant ledger and journal reflecting all Membership Interest issuances and transfers, and all grants of options and warrants to purchase Digital Content Membership Interest and other Digital Content securities; (d) all permits, orders, and consents issued by, and filings by Digital Content with, any regulatory agency with respect to Digital Content, or any securities of Digital Content, and all applications for such permits, orders, and consents; and (e) all the Digital Content Material Agreements.

     3.18 No Brokers. Neither Digital Content nor any affiliate of Digital
          ----------
Content is obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other transaction contemplated by this Agreement, and Keynote will not incur any liability, either directly or indirectly, to any such investment banker, broker, finder or similar party as a result of, this Agreement, the Merger or any act or omission of Digital Content, any of its employees, officers, directors, Members, agents or affiliates.

     3.19 Books and Records.
          -----------------

          3.19.1 The books, records and accounts of Digital Content (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years,
(c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Digital Content, and (d) accurately and fairly reflect the basis for the Digital Content Financial Statements.

          3.19.2 Digital Content has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of true and accurate financial statements, and (ii) to maintain accountability for assets; and (c) the amount recorded for assets on the books and records of

Digital Content is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.20 Insurance. There is no material claim pending under any insurance
          ---------
policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and Digital Content is otherwise in material compliance with the terms of such policies and bonds. Digital Content has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. All policies of insurance now held by Digital Content have been provided to Keynote.

     3.21 Environmental Matters.
          ---------------------

          3.21.1 To Digital Content's knowledge, Digital Content is in material compliance with all applicable Environmental Laws (as defined below), which compliance includes the possession by Digital Content of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Digital Content has not received any notice, or other communication (in writing or otherwise), whether from a governmental body, citizens groups, employee or otherwise, that alleges that Digital Content is not in compliance with any Environmental Law, and there are no circumstances that may prevent or interfere with the compliance by Digital Content with any current Environmental Law in the future. To Digital Content's knowledge, no current or prior owner of any property leased or possessed by Digital Content has received any notice or other communication (in writing or otherwise), whether from a government body, citizens group, employee or otherwise, that alleges that such current or prior owner or Digital Content is not in compliance with any Environmental Law. All governmental authorizations currently held by Digital Content pursuant to any Environmental Law (if any) are identified in Item 3.21 of the Digital Content Disclosure Letter.
              ---------

          3.21.2 For purposes of this Section 3.21: (a) "Environmental Law" means any federal, state or local statute, law regulation or other legal requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (defined below); and (b) "Material of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is currently regulated by an Environmental Law or that is otherwise a danger to health, reproduction or the environment.

     3.22 Board Actions. The Managers of Digital Content (a) has unanimously
          -------------
determined that the Merger is in the best interests of the Digital Content Members and is on terms that are fair to such Digital Content Members, and has recommended the Merger to the Digital Content Members, and (b) will submit the Merger, this Agreement, each of the Digital Content Ancillary Agreements and all other agreements, transactions and actions contemplated hereby and thereby, to the extent that Member approval is required thereof under Applicable Law and Digital

Content's Certificate of Organization and Regulations, to the vote and approval of Digital Content Members.

     3.23 Vote Required. The affirmative vote of the holders of a majority of
          -------------
the Digital Content Membership Interests that are issued and outstanding on the Record Date (as defined below) is the only vote of the holders of any of the Digital Content Membership Interests necessary to approve this Agreement, the Merger, the Certificates of Merger, the Escrow Agreement (as defined in Section 9.13), the Digital Content Ancillary Agreements and the other transactions contemplated by this Agreement and the Digital Content Ancillary Agreements. As used in this Section 3.23, the term "Record Date" means the record date for determining those Digital Content Members who are entitled to vote at the Digital Content Members' meeting to approve the Merger under applicable law and Digital Content's Certificate of Organization or Regulations.

     3.24 Board Approval. The Managers of Digital Content have (i) approved this
          --------------
Agreement, the Certificates of Merger, the Merger, the Escrow Agreement (as defined in Section 9.12), the Digital Content Ancillary Agreements and the other transactions contemplated by this Agreement and the Digital Content Ancillary Agreements, (ii) determined that the Merger is in the best interests of the Digital Content Members and is on terms that are fair to such Members and (iii) voted to submit this Agreement, the Agreement of Merger, the Merger and the transactions contemplated by this Agreement to the vote and approval of Digital Content's Members.

     3.25 No Existing Discussions. Neither Digital Content nor any director,
          -----------------------
Manager, officer, Member, employee or agent of Digital Content is engaged, directly or indirectly, in any discussions or negotiations with any third party relating to any Alternative Transaction (as defined in Section 5.7).

     3.26 Voting Agreement; Irrevocable Proxies. Simultaneously with the
          -------------------------------------
execution of this Agreement, the persons and/or entities set forth on Schedule
                                                                      --------
1.11 to the Digital Content Disclosure Letter have agreed in writing to vote for
----
approval of this Agreement and the Merger (and to vote against proposals conflicting or inconsistent with this Agreement and the Merger) pursuant to a voting agreement in the form attached hereto as Exhibit B ("Voting Agreement")
                                                ---------
and pursuant to Irrevocable Proxies in the form attached as Exhibit A thereto
                                                            ---------
("Irrevocable Proxies").

     3.27 Disclosure.
          ----------

          (a) Neither this Agreement, its exhibits and schedules and the Digital Content Disclosure Letter, nor any Digital Content Ancillary Agreements delivered by Digital Content to Keynote under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

                                   ARTICLE 4
               Representations and Warranties of Keynote and Sub

     Keynote and Sub hereby represent and warrant to Digital Content that, except as set forth in the letter addressed to Digital Content from Keynote and dated as of the Agreement Date which has been delivered by Keynote to Digital Content concurrently herewith (the "Keynote Disclosure Letter"), each of the following representations, warranties and statements contained in the following Sections of this Article 4 are true and correct as of the Agreement Date and will be true and correct on and as of the Closing Date. For all purposes of this Agreement, the statements contained in the Keynote Disclosure Letter and its schedules shall also be deemed to be representations and warranties made and given by Keynote and Sub under Article 4 of this Agreement.

     4.1  Organization and Good Standing. Keynote is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business. Keynote owns all of the issued and outstanding capital stock of Sub. Each of Keynote and Sub is duly qualified or licensed to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed would not have a Material Adverse Effect on Keynote. Keynote has made available to Digital Content or its legal counsel, accurate and complete copies of the Certificates of Incorporation and Bylaws of Keynote and Sub, as currently in full force and effect. Neither Keynote nor Sub is in violation of its Certificate of Incorporation or Bylaws.

     4.2  Power, Authorization and Validity.
          ---------------------------------

          4.2.1  Power and Authority. Keynote has all requisite corporate power
                 -------------------
and authority to enter into, execute, deliver and perform its obligations under, this Agreement and all the Keynote Ancillary Agreements and to consummate the Merger. The Merger and the execution, delivery and performance of this Agreement and each of the Keynote Ancillary Agreements by Keynote have been duly and validly approved and authorized by Keynote's Board of Directors in compliance with applicable law (including the Delaware General Corporation Law) and Keynote's Certificate of Incorporation and Bylaws. Neither the Merger nor the execution, delivery and performance of this Agreement and each of the Keynote Ancillary Agreements by Keynote requires the approval of Keynote's stockholders. Sub has all requisite corporate power, capacity and authority to execute, deliver and perform its obligations under, this Agreement and all the Sub Ancillary Agreements and to consummate the Merger. The execution, delivery and performance of this Agreement and each of the Sub Ancillary Agreements by Sub have been duly and validly approved and authorized by Sub's Board of Directors and its sole stockholder in compliance with Applicable Law and Sub's Certificate of Incorporation and Bylaws.

          4.2.2  No Consents. No consent, approval, order or authorization of,
                 -----------
or registration, declaration or filing with, any court, administrative agency, commission or other

Governmental Authority is necessary or required to be made or obtained by Keynote or Sub to enable Keynote and Sub to enter into, and to perform their respective obligations under, this Agreement, the Keynote Ancillary Agreements or the Sub Ancillary Agreements, respectively, and for Keynote and Sub to consummate the Merger, except for the filing of the Certificates of Merger with the Delaware Secretary of State as required by Delaware Law and with the Texas Secretary of State as required by Texas Law.

          4.2.3  Enforceability. This Agreement and the Keynote Ancillary
                 --------------
Agreements are, or when executed by Keynote will be, valid and binding obligations of Keynote, enforceable against Keynote in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies. This Agreement and the Sub Ancillary Agreements are, or when executed by Sub will be, valid and binding obligations of Sub, enforceable against Sub in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

     4.3  No Conflict. Neither the execution and delivery of this Agreement nor
          -----------
any of the Keynote Ancillary Agreements or Sub Ancillary Agreements by Keynote or Sub, nor the consummation of the Merger or any of the other transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of or constitute a default under: (a) any provision of the Certificate of Incorporation or Bylaws of Keynote or Sub as currently in effect; (b) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Keynote or Sub or any of their respective material assets or properties; or (c) any material note, bond, mortgage, indenture, lease, license, permit, franchise, material instrument, agreement, or contract, undertaking, understanding, letter of intent, memorandum of understanding or commitment (whether verbal or in writing) to which Keynote is a party or by which Keynote or its material assets or properties are bound, except in the case of (b) and (c) for any such conflicts, terminations, breaches, impairments, violations or defaults which would not have a Material Adverse Effect on Keynote or a material adverse effect on Keynote's or Sub's ability to consummate the Merger.

     4.4  Litigation. As of the date hereof, there is no judgment, decree or
          ----------
order against Keynote that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

                                   ARTICLE 5
                   Pre Closing Covenants of Digital Content

     During the time period from the Agreement Date until the earlier to occur of (a) the Effective Time or (b) the termination of this Agreement in accordance with the provisions of Article 10, Digital Content covenants and agrees with Keynote as follows:

     5.1  Advice of Changes. Digital Content will promptly advise Keynote in
          -----------------
writing of any (a) event occurring subsequent to the Agreement Date that would render any representation or warranty of Digital Content contained in Article 3 of this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate and (b) Material Adverse Change in Digital Content. Digital Content will immediately advise Keynote if Digital Content's Current Assets (as defined in Section 3.8) equal or exceed (or are at any time likely to equal or exceed) Ten Million Dollars ($10,000,000) at any time prior to the earlier to occur of (i) the termination of this Agreement in accordance with Article 10 or (ii) the Effective Time.

     5.2  Maintenance of Business. Digital Content will carry on and preserve
          -----------------------
its business and its relationships with customers, advertisers, suppliers, employees and others with whom Digital Content has contractual relations in substantially the same manner as it has prior to the Agreement Date consistent with past practices. If Digital Content becomes aware of a material deterioration in the relationship with any key customer, key supplier or key employee, it will promptly bring such information to the attention of Keynote in writing and, if requested by Keynote, will exert reasonable commercial efforts to promptly restore the relationship.

     5.3  Conduct of Business. Digital Content will continue to conduct its
          -------------------
business and maintain its business relationships in the ordinary and usual course and Digital Content will not, without the prior written consent of
Keynote:

          (a) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person other than in the ordinary course of business consistent with past practice;

          (b) lend any money, other than reasonable and normal advances to employees for bona fide expenses that are incurred in the ordinary course of Digital Content's business consistent with Digital Content's past practices;

          (c) enter into any material transaction or agreement or take any other action not in the ordinary course of Digital Content's business consistent with Digital Content's past practices;

          (d)  grant any Encumbrance on any of its assets;

          (e) sell, transfer or dispose of any of its assets except in the ordinary course of Digital Content's business consistent with Digital Content's past practices;

          (f) enter into any material lease or contract for the purchase or sale of any property, whether real or personal, tangible or intangible;

          (g) pay any bonus, increased salary or special remuneration to any officer, director, Manager, Member, employee or consultant (except for normal salary increases consistent with Digital Content's past practices and not to exceed 5% of such officer's, employee's or consultant's base annual compensation, and except pursuant to arrangements disclosed in writing to Keynote prior to the Agreement Date or disclosed in writing subsequent to the Agreement Date and approved in writing by Keynote) or enter into any new employment or consulting agreement with any such person;

          (h)  change any of its accounting methods;

          (i) declare, set aside or pay any dividend or other distribution in respect of its capital stock (including Membership Interests), redeem, repurchase or otherwise acquire any of its capital stock or other securities (except for the repurchase of Membership Interests from employees, directors, Managers, consultants or contractors of Digital Content in connection with the termination of their services with Digital Content at the original purchase price of such Membership Interest), pay or distribute any cash or property to any Member or security holder of Digital Content or make any other cash payment to any Member or security holder of Digital Content that is unusual, extraordinary, or not made in the ordinary course of Digital Content's business consistent with its past practices;

          (j) amend or terminate any contract, agreement or license to which Digital Content is a party except those amended or terminated in the ordinary course of Digital Content's business, consistent with its past practices, and which are not material in amount or effect;

          (k) waive or release any material right or claim except in the ordinary course of Digital Content's business consistent with its past practices;

          (l) issue, sell, create or authorize any Membership Interests or any other of its securities, or issue, grant or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue Membership Interests or any securities that are potentially exchangeable for, or convertible into, Membership Interests;

          (m) subdivide or split or combine or reverse split the outstanding Membership Interests or enter into any recapitalization affecting the number of outstanding Membership Interests or affecting any other of its securities;

          (n) merge, consolidate or reorganize with, or acquire, or enter into any other business combination with, any corporation, partnership, limited liability company or any other entity (other than Keynote or Sub) or enter into any negotiations, discussions or agreement for such purpose;

          (o)  amend its Certificate of Organization or Regulations;

          (p) license any of its technology or Intellectual Property, or acquire any Intellectual Property (or any license thereto) from any third party;

          (q)  materially change any insurance coverage;

          (r) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have first been delivered to Keynote for its review at a reasonable time prior to filing;

          (s) modify or change the exercise or conversion rights or exercise or purchase prices of any Digital Content Membership Interests or other Digital Content securities, or accelerate or otherwise modify (i) the right to exercise any option, warrant or other right to purchase any Membership Interests or other securities of Digital Content or (ii) the vesting or release of any Membership Interests or other securities of Digital Content from any repurchase options or rights of refusal held by Digital Content or any other party or any other restrictions; or

          (t) agree to do any of the things described in the preceding clauses 5.3(a) through 5.3(s).

     5.4  Regulatory Approvals. Digital Content will promptly execute and file,
          --------------------
or join in the execution and filing, of any application, notification or any other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, whether federal, state, local or foreign, which may be reasonably required, or which Keynote may reasonably request, in connection with the consummation of the Merger or any other transactions contemplated by this Agreement or any Digital Content Ancillary Agreement. Digital Content will use diligent efforts to obtain, and to cooperate with Keynote to promptly obtain, all such authorizations, approvals and consents.

     5.5  Necessary Consents. Digital Content will use diligent efforts to
          ------------------
promptly obtain such written consents and authorizations of third parties, give notices to third parties and take such other actions as may be necessary or appropriate in order to effect the consummation of the Merger and the other transactions contemplated by this Agreement, to enable Keynote to carry on Digital Content's business immediately after the Effective Time and to keep in effect and avoid the breach, violation of, termination of, or adverse change to, any agreement or contract to which Digital Content is a party or is bound or by which any of its assets is bound.

     5.6  Litigation. Digital Content will notify Keynote in writing promptly
          ----------
after learning of any claim, action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against it, or known by it to be threatened against Digital Content or any of its officers, directors, employees or Members in their capacity as such.

     5.7  No Other Negotiations. Digital Content will not, and Digital Content
          ---------------------
will not authorize, encourage or permit any officer, director, employee, Manager, Member, affiliate or agent of Digital Content or any attorney, investment banker or other person on Digital Content's or their behalf to, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of, any offer or proposal from any party concerning any Alternative Transaction (as defined below) or take any other action that could reasonably be expected to lead to an Alternative Transaction or a proposal therefor; (ii) consider any inquiry, offer or proposal received from any party concerning any Alternative Transaction (other than to respond to such inquiry, offer or proposal by indicating that Digital Content is not interested in any Alternative Transaction); (iii) furnish any information regarding Digital Content to any person or entity in connection with or in response to any inquiry, offer or proposal for or regarding any Alternative Transaction (other than to respond to such inquiry, offer or proposal by indicating that Digital Content is not interested in any Alternative Transaction); (iv) participate in any discussions or negotiations with any person or entity with respect to any Alternative Transaction (other than to respond to such inquiry, offer or proposal by indicating that Digital Content is not interested in any Alternative Transaction); (v) otherwise cooperate with, facilitate (with knowledge) or encourage any effort or attempt by any person or entity (other than Keynote) to effect any Alternative Transaction; or (vi) execute, enter into or become bound by any letter of intent, agreement, commitment or understanding between Digital Content and any third party that is related to, provides for or concerns any Alternative Transaction. Digital Content will promptly notify Keynote orally and in writing of any inquiries or proposals received by Digital Content, directors, officers, Managers, Members, employees or agents regarding any Alternative Transaction and will, identify the party making the inquiry or proposal and the nature and terms of any inquiry or proposal. Any violation of the restrictions set forth in this Section by any officer, director, Manager, Member or employee of Digital Content or any attorney, investment banker or other director or representative of Digital Content shall be deemed a breach of this Section 5.7 by Digital Content. As used herein, the term "Alternative Transaction" means any commitment, agreement or transaction involving or providing for (a) the possible disposition of all or any substantial portion of Digital Content's business, assets or capital stock, whether by way of merger, consolidation, sale of assets, sale of Membership Interests, Membership Interest exchange, tender offer and/or any other form of business combination, or (b) any initial public offering of capital stock or other securities of Digital Content pursuant to a registration statement filed under the Securities Act.

     5.8  Access to Information. Digital Content will allow Keynote and its
          ---------------------
agents access at reasonable time to the files, books, records, technology, contracts, personnel and offices of Digital Content, including, without limitation, any and all information relating to Digital Content's taxes, commitments, contracts, leases, licenses, financial condition and real, personal and intangible property, subject to the terms and conditions of the Letter of Intent between Digital Content and Keynote, dated July 14, 2000 (the "Letter of Intent"). Digital Content will cause its accountants to cooperate with Keynote and Keynote's agents (provided that, prior to any disclosure to such agents, such agents are bound by the terms of a confidentiality agreement with substantially similar restriction as included in the Letter of Intent to restrict the use and disclosure of Digital Content's confidential information) in making available all financial information reasonably requested by Keynote, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

     5.9  Satisfaction of Conditions Precedent. Digital Content will use its
          ------------------------------------
diligent efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Article 9, and Digital Content will use its diligent efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated in accordance with this Agreement.

     5.10 Digital Content Employee Plans and Benefit Arrangements. Upon the
          -------------------------------------------------------
request of Keynote, Digital Content will terminate any Digital Content Benefit Plan and any leased employee arrangement or professional employee organization immediately prior to the Effective Time.

     5.11 Employment Agreements. Digital Content shall obtain from each of
          ---------------------
Michael Martin and Tim Klein an executed employment agreement, substantially in the form of Exhibit C to this Agreement (the "Employment Agreements"), each of
            ---------
which such agreements will include an agreement not to compete with the business of Digital Content and Keynote (or any successor corporations) for a period of three years following the termination of each such person's employment with Sub.

                                   ARTICLE 6
                               Keynote Covenants

     During the time period from the Agreement Date until the earlier to occur of (a) the Effective Time or (b) the termination of this Agreement in accordance with Article 10, Keynote covenants and agrees as follows:

     6.1  Advice of Changes. Keynote will promptly advise Digital Content in
          -----------------
writing of any (a) event that would render any representation or warranty of Keynote or Sub contained in this Agreement or the Keynote Disclosure Letter, if made on or as of the date of such event or the Closing Date, to be untrue or inaccurate and (b) any breach of any covenant or obligation of Keynote or Sub pursuant to this Agreement, any Keynote Ancillary Agreement or any Sub Ancillary Agreement.

     6.2  Regulatory Approvals. Keynote will execute and file, or join in the
          --------------------
execution and filing, of any application, notification or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, in connection with the consummation of the Merger and the other transactions contemplated by this Agreement and the Keynote Ancillary Agreements and Sub Ancillary Agreements in accordance with the terms of this Agreement. Keynote will use diligent efforts to obtain all such authorizations, approvals and consents. Notwithstanding anything in this Agreement to the contrary, neither Keynote nor any of its affiliates shall be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Keynote, or any of its affiliates or Digital Content, or imposing or seeking to impose any limitation on the ability of Keynote or any of its subsidiaries or affiliates to conduct their business or own such assets.

     6.3  Satisfaction of Conditions Precedent. Keynote will use its diligent
          ------------------------------------
efforts to satisfy or cause to be satisfied all of the conditions precedent which are set forth in Article 8, and Keynote will use its diligent efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement.

     6.4  Indemnification.
          ---------------

          (a) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to Effective Time, an officer, director or employee of Digital Content (the "Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided under Digital Content's Certificate of Organization or Regulations and indemnification agreements in effect on the date hereof, provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

          (b) If the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving person of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in each such case, proper provision shall be made so that such successors or assigns of the Surviving Corporation shall assume the obligations set forth in this Section 6.4.

     6.5  Employee Benefit Plans. Keynote will provide benefits to employees of
          ----------------------
Digital Content as soon as reasonably practicable following the Effective Time that are substantially identical in the aggregate to the benefits currently provided to similarly situated employees of Keynote. From and after the Effective Time, Keynote shall grant all employees of Digital Content credit for all service (to the same extent as service with Keynote is taken into account with respect to similarly situated employees of Keynote) with Digital Content prior to the Effective Time for (a) eligibility and vesting purposes and (b) for purposes of vacation accrual after the Effective Time as if such service with Digital Content was service with Keynote.

                                   ARTICLE 7
                                Closing Matters

     7.1  The Closing. Subject to termination of this Agreement as provided in
          -----------
Article 10 below, the closing of the transactions to consummate the Merger (the "Closing") will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California at 10:00 a.m., Pacific Time on the second business day after all of the conditions to Closing set forth in Sections 8 and 9 hereof have been satisfied and/or waived in accordance with this Agreement, or on such other day or at such other locations as Keynote and Digital Content may mutually agree upon (the "Closing Date"). Concurrently with the Closing, the Certificates of Merger will be filed with the Delaware and Texas Secretaries of State.

     7.2  Exchange of Certificates.
          ------------------------

          7.2.1 At the Effective Time, Digital Content Membership Interests that are outstanding immediately prior thereto (other than Dissenting Membership Interests for which dissenters rights have been or will be perfected in accordance with Texas law), will, by virtue of the Merger and without further action, cease to exist, and all such Membership Interests will be converted into the right to receive from Keynote the Initial Per Membership Interest Consideration and the Additional Per Membership Interest Consideration to which such holder is entitled pursuant to Section 2.1.2, subject to the provisions of
Section 2.2 (regarding the withholding of Escrow Consideration). As soon as practicable after the Effective Time (and in any event no later than ten (10) business days after the Effective Time), the Surviving Corporation shall cause to be mailed to each holder of record of a certificate which immediately prior to the Effective Time represented outstanding Digital Content Membership Interests (the "Digital Content Certificates") and which Membership Interests were converted into the right to receive the Initial Per Membership Interest Consideration pursuant to Section 2.1.2, (a) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Digital Content Certificates shall pass, only upon delivery of the Digital Content Certificates to Keynote and shall be in such form and have such other provisions as Keynote may reasonably specify) and (b) instructions for use in effecting the surrender of the Digital Content Certificates in exchange for the Initial Per Membership Interest Consideration and the Additional Per Membership Interest Consideration. Upon surrender of a Digital Content Certificate for cancellation or upon delivery of an affidavit of lost certificate and an indemnity in form and substance satisfactory to Keynote (the "Affidavit") to Keynote or to such other agent or agents as may be appointed by Keynote, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, (a) Keynote will pay by check to each tendering holder of a Digital Content Certificate or an Affidavit (a "Tendering Digital Content Holder") cash in the amounts of the Initial Per Membership Interest Consideration and the Additional Per Membership Interest Consideration to which such holder is entitled pursuant to Section 2.1.2, subject to the provisions of Section 2.2 (regarding the withholding of Escrow Consideration).

          7.2.2 After the Effective Time there will be no further registration of transfers on the stock transfer books of Digital Content or its transfer agent of any Digital Content Membership Interests or other securities that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Digital Content Certificates or an Affidavit are presented for any reason, they will be canceled and exchanged as provided in this Section 7.2.

          7.2.3 Until Digital Content Certificates or an Affidavit representing Digital Content Membership Interests that are outstanding immediately prior to the Effective Time are surrendered pursuant to Section 7.2.1 above, such Digital Content Certificates will be deemed, for all purposes, to evidence ownership of the Per Membership Interest Consideration, subject to the provisions of Section
2.2 (regarding the withholding of Escrow Consideration).

     7.3  Appraisal Rights. If holders of Digital Content Membership Interests
          ----------------
are entitled to appraisal rights pursuant to the Texas Law in connection with the Merger, any Membership Interests held by Digital Content Members who exercise and perfect such appraisal rights ("Dissenting Membership Interests") shall not be converted into a right to receive the Per Membership Interest Consideration, but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Membership Interests pursuant to the Texas Law. Digital Content shall give Keynote prompt notice (and in no event more than two business days) of any demand received by Digital Content for appraisal of Digital Content Membership Interests, and Keynote shall have the right to control all negotiations and proceedings with respect to such demand. Digital Content agrees that, except with the prior written consent of Keynote, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. In the event that any Digital Content Member fails to make an effective demand for payment or otherwise loses his status as a holder of Dissenting Membership Interests (a "Dissenting Member"), Keynote shall, as of the later of the Effective Time of the Merger or ten business days from the occurrence of such event, issue and deliver, upon surrender by such Dissenting Member of its Digital Content Certificate or Certificates, the Per Membership Interest Consideration, without interest thereon, to which such Dissenting Member would have been entitled to under Section 2.1.2 of this Agreement (less the amount of cash consideration to be held in escrow with respect to such Member pursuant to Section 2.2).

                                   ARTICLE 8
                 Conditions to Obligations of Digital Content

     Digital Content's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Digital Content, but only in a writing signed by Digital Content):

     8.1  Accuracy of Representations and Warranties. The representations and
          ------------------------------------------
warranties of Keynote and Sub set forth in Article 4 (a) that are qualified as to materiality will be true and correct and (b) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the Closing with the same force and effect as if they had been made on the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are qualified as to materiality shall be true and correct, and such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects, on and as of such specified date or dates), and at the Closing Digital Content will have received a certificate to such effect executed by an officer of Keynote.

     8.2  Covenants. Keynote will have performed and complied in all material
          ---------
respects with all of its covenants contained in Article 6 on or before the Closing (to the extent that such covenants require performance by Keynote on or before the Closing), and at the Closing Digital Content will have received a certificate to such effect signed by an officer of Keynote.

     8.3  Requisite Approvals. This Agreement will have been duly and validly
          -------------------
approved by Keynote's Board of Directors in accordance with Applicable Law and Keynote's Certificate of Incorporation and Bylaws, each as amended. This Agreement will have been approved and adopted by Sub's Board of Directors and sole stockholder in accordance with Applicable Law and Sub's Certificate of Incorporation and Bylaws, each as amended.

     8.4  Compliance with Law; No Legal Restraints; No Litigation. There will
          -------------------------------------------------------
not be issued or enacted or adopted, or threatened in writing by any Governmental Authority, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action or proceeding, or any judgment or ruling by any Governmental Authority that prohibits or renders illegal or imposes limitations on the Merger or any other material transaction contemplated by this Agreement or any Keynote Ancillary Agreements or any Sub Ancillary Agreements. No litigation or proceeding will be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of the Merger or any of the other material transactions contemplated by this Agreement.

     8.5  Government Consents. There will have been obtained at or prior to the
          -------------------
Closing Date such permits or authorizations, and there will have been taken all such other actions by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to lawfully consummate the Merger.

     8.6  Opinion of Keynote's Counsel. Digital Content will have received from
          ----------------------------
Fenwick & West LLP, counsel to Keynote, an opinion covering the matters set forth in Exhibit D.
         ---------

                                   ARTICLE 9
                     Conditions to Obligations of Keynote

     The obligations of Keynote hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Keynote, but only in a writing signed by Keynote):

     9.1  Accuracy of Representations and Warranties. The representations and
          ------------------------------------------
warranties of Digital Content set forth in Article 3 (a) that are qualified as to materiality will be true and correct and (b) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the Closing with the same force and effect as if they had been made at the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are qualified as to materiality shall be true and correct, and such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects, on and as of such specified date or dates), and at the Closing Keynote will have received a certificate to such effect executed by Digital Content's President or Chief Executive Officer.

     9.2  Covenants. Digital Content will have performed and complied in all
          ---------
material respects with all of its covenants contained in Article 5 at or before the Closing (to the extent that such covenants require performance by Digital Content at or before the Closing), and at the Closing Keynote will have received a certificate to such effect signed by Digital Content's President or Chief Executive Officer.

     9.3  No Material Adverse Change. There will not have been any Material
          --------------------------
Adverse Change in Digital Content, whether or not resulting from a breach in any representation, warranty or covenant in this Agreement, except for any Material Adverse Change in Digital Content resulting from (i) the announcement of the Merger or (ii) conditions affecting Digital Content's industry as a whole; at the Closing Keynote will have received a certificate to such effect signed by Digital Content's President or Chief Executive Officer.

     9.4  Compliance with Law; No Legal Restraints; No Litigation. There will
          -------------------------------------------------------
not be any issued, enacted or adopted, or threatened in writing by any Governmental Authority any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action, proceeding judgment or ruling by any Governmental Authority that prohibits or renders illegal or imposes limitations on: (a) the Merger or any other material transaction contemplated by this Agreement or any Digital Content Ancillary Agreement; or (b) Keynote's right (or the right of any Keynote subsidiary) to own, retain, use or operate any of its products, properties or assets (including equity, properties or assets of Digital Content) on or after consummation of the Merger or seeking a disposition or divestiture of any such properties or assets. No litigation or proceeding will be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which could be reasonably expected to have a Material Adverse Effect on Digital Content or Keynote.

     9.5  Government Consents. There will have been obtained at or prior to the
          -------------------
Closing Date such permits or authorizations, and there will have been taken all such other actions by any governmental or regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to consummate the Merger.

     9.6  Opinion of Digital Content's Counsel. Keynote will have received from
          ------------------------------------
Kane, Russell, Coleman & Logan, PC, counsel to Digital Content, an opinion opining to the matters set forth in Exhibit E.
                                    ---------

     9.7  Consents. Keynote will have received duly executed copies of all
          --------
third-party consents, approvals, assignments, notices, waivers, authorizations or other certificates (including those set forth in Item 3.12 to the Digital Content Disclosure Letter) contemplated by this Agreement, the Digital Content Disclosure Letter or deemed reasonably necessary to provide for the continuation in full force and effect of any and all material contracts, agreements and leases of Digital Content after the Merger and the preservation of Digital Content's IP Rights and other assets and properties after the Merger and for Keynote to consummate the Merger and the other transactions contemplated by this Agreement, the Keynote Ancillary Agreements and the Digital Content Ancillary Agreements, in each case, in form and substance satisfactory to Keynote.

     9.8  Requisite Approvals. This Agreement, the Merger and the Digital
          -------------------
Content Ancillary Agreements will have been duly and validly approved and adopted, as required by applicable law and Digital Content's Certificate of Formation and Operating Agreement, by (a) Digital Content's Board of Directors, or other applicable governing body and (b) the valid and affirmative vote of at least 95% of the outstanding Digital Content Membership Interests.

     9.9  Continued Employment of Certain Personnel. Each of Michael Martin and
          -----------------------------------------
Tim Klein will have executed and delivered to Keynote Employment Agreements substantially in the form attached hereto as Exhibit C.
                                             ---------

     9.10 Invention Assignment and Confidentiality Agreements. Each of Digital
          ---------------------------------------------------
Content's current employees and consultants will have executed and delivered to Keynote Invention Assignment and Confidentiality Agreements in the form attached hereto as Exhibit F (the "Invention Assignment and Confidentiality Agreements").

     9.11 Resignation of Managers, Directors and Officers. The Board of
          -----------------------------------------------
Directors, Managers, or other applicable governing body, and the officers of Digital Content in office immediately prior to the Effective Time of the Merger will have resigned as the Board of Directors, Managers, or other applicable governing body, or officers of the Surviving Corporation in writing effective as of the Effective Time.

     9.12 Limits on Dissenting Membership Interests. No more than five percent
          -----------------------------------------
(5%) of the outstanding Digital Content Membership Interests taken together will
(a) not have affirmatively voted in favor of the Merger and the Agreement and
(b) accordingly be eligible to exercise or perfect any statutory appraisal rights of dissenting Members under applicable law.

     9.13 Escrow Agreement. Keynote will have received a copy of the Escrow
          ----------------
Agreement substantially in the form of Exhibit G executed by the Escrow
                                       ---------
Agent and the Representative (the "Escrow Agreement").

     9.14 No Other Securities. All securities of Digital Content other than
          -------------------
Digital Content Membership Interests will have been validly terminated.

     9.15 Termination of Digital Content Benefit Plans. Pursuant to Section
          --------------------------------------------
5.10, Digital Content shall have duly and effectively terminated such Digital Content Benefit Plan as Keynote shall have requested Digital Content to terminate in writing pursuant to documentation that is reasonably satisfactory in form and substance to Keynote.

     9.16 License to Digital Content Equipment. The owner(s) of the property or
          ------------------------------------
properties where Digital Content equipment and other property (the "Digital Content Equipment") is located shall have executed a license granting to Keynote, Sub and Digital Content a right of access to the Digital Content Equipment.

                                  ARTICLE 10
                           Termination of Agreement

     10.1 Termination by Mutual Consent. This Agreement may be terminated at any
          -----------------------------
time prior to the Effective Time by the mutual written consent of Keynote and Digital Content.

     10.2 Unilateral Termination.
          ----------------------

          10.2.1 Either Keynote or Digital Content, by giving written notice to the other, may terminate this Agreement if a court of competent jurisdiction or other Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger.

          10.2.2 Either Keynote or Digital Content, by giving written notice to the other, may terminate this Agreement if the Merger shall not have been consummated by midnight Pacific Time on the Termination Date; provided, however, that the right to terminate this Agreement pursuant to this Section 10.2.2 shall not be available to any party whose failure to perform in any material respect any of its obligations or covenants under this Agreement results in the failure of any condition set forth in Article 8 or Article 9 or if the failure of such condition results from facts or circumstances that constitute a material breach of a representation or warranty or covenant made under this Agreement by such party.

          10.2.3 Either Keynote or Digital Content may terminate this Agreement at any time prior to the Effective Time if the other has committed (or, in the case of a termination by Digital Content, Sub has committed) a material breach of (a) any of its representations and warranties under Article 3 or Article 4 of this Agreement, as applicable; or (b) any of its covenants under Article 5 or
Article 6 of this Agreement, as applicable, and has not cured such material breach within ten days after the party seeking to terminate this Agreement has given the other party written notice of the material breach and its intention to terminate this Agreement pursuant to this Section 10.2.3.

          10.2.4 No Liability for Termination. Termination of this Agreement by
                 ----------------------------
a party (the "Terminating Party") in accordance with the provisions of this
Section 10 will not give rise to any obligation or liability on the part of the Terminating Party on account of such termination; provided, however, that nothing herein shall relieve a party from liability for a willful breach of this Agreement. The provisions of Article 10 and Article 12 shall survive any termination of this Agreement.

                                  ARTICLE 11
                 Survival of Representations, Indemnification
                      and Remedies, Continuing Covenants

     11.1 Survival of Representations. All representations, warranties and
          ---------------------------
covenants of the parties to this Agreement contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of any of the parties to this Agreement, until that date (the "Release Date") which is the earlier of (a) the termination of this Agreement in accordance with its terms or (b) six months from the date of Closing; provided, however, that notwithstanding the foregoing, Keynote may seek recovery of Special Damages (as defined in Section 11.2(c)) at any time prior to the expiration of the applicable statute of limitations for the claim which seeks recovery of such Special Damages.

     11.2 Agreement to Indemnify.
          ----------------------

          (a) The Digital Content Members will severally, but not jointly, on a pro rata basis based upon their respective ownership interests in Digital Content Membership Interests set forth besides their names on Schedule 2.1.1 to this Agreement, indemnify and hold harmless, Keynote and the Surviving Corporation and their respective officers, directors, agents, representatives, stockholders and employees, and each person, if any, who controls or may control Keynote or the Surviving Corporation within the meaning of the Securities Act or the Exchange Act (each hereinafter referred to individually as a "Keynote Indemnified Person" and collectively as "Keynote Indemnified Persons") from and against any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs (hereinafter collectively referred to as "Damages") directly or indirectly incurred, resulting or and arising out of: (a) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Digital Content in this Agreement or in the Digital Content Disclosure Letter or in any certificate delivered by or on behalf of Digital Content or an officer of Digital Content pursuant hereto; or (b) any losses resulting from any claims by any former employees or consultants of Digital Content. Except with respect to claims arising from Member Damages (as defined below), which may be raised after the Release Date, any claim of indemnity made by a Keynote Indemnified Person under this Section 11.2(a) must be raised in a writing delivered to the Representative (as defined below) by no later than the Release Date and, if raised by such date, such claim shall survive the Release Date until final resolution thereof. Escrow Consideration, other than Escrow Consideration having a value (calculated pursuant to Section 11.3) equal to the amount of Damages asserted in any claim (as defined in Section 11.5) which has not been resolved pursuant to the terms hereof prior to the Release Date, shall be released to the Digital Content Members on the Release Date or, in the case of any such withheld cash, upon the resolution of such Claim(s) as defined in Section 11.5).

          (b) Each Digital Content Member will severally (and not jointly) indemnify and hold harmless Keynote Indemnified Persons from and against all Damages incurred or suffered by any such persons or arising from, by reason of or in connection with the failure of any Digital Content Member to have good, valid and marketable title to the issued and outstanding Digital Content Membership Interests held by such Member, free and clear of all Encumbrances, or to have full right, capacity and authority to vote such Digital Content Membership Interest in favor of the Merger and the other transactions contemplated by this Agreement (collectively "Member Damages").

          (c) The Digital Content Members will severally, but not jointly, indemnify and hold harmless Keynote Indemnified Persons from and against all Damages incurred or suffered by any such persons or arising from, by reasons of or in connection with any fraudulent conduct or fraudulent misrepresentation made by Digital Content in this Agreement or in any Digital Content Ancillary Agreement ("Special Damages").

     11.3  Limitation On Indemnity Obligation. Except with respect to claims for
           ----------------------------------
indemnification for Member Damages and Special Damages, the Escrow Consideration shall constitute the sole and exclusive remedy of Keynote and the Surviving Corporation with respect to Damages. In seeking indemnification for Damages under Section 11.2, the Keynote Indemnified Persons shall first exercise their remedies with respect to the Escrow Consideration and any other assets deposited in escrow pursuant to the terms of Section 2.2 and Article 11 hereof and then, solely with respect to Member Damages and Special Damages may seek recovery of such Damages against any other assets of the Digital Content Member. Each Digital Content Member agrees that claims for indemnification against such person under this Article 11 may be satisfied by the forfeiture of such person's Per Membership Interest Consideration as provided for in this Article 11 and that no Keynote Indemnified Person shall have any obligation to exercise its remedies against any other assets of such Digital Content Member prior to exercising them against such Per Membership Interest Consideration.

     11.4  Appointment of Representative. By voting in favor of the Merger, each
           -----------------------------
of the Digital Content Members approves the designation of and designates Michael B. Martin as the Representative of the Digital Content Members and as the attorney-in-fact and agent for and on behalf of each Digital Content Members with respect to claims for indemnification under Article 11 and the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative under this Agreement, including, without limitation, the exercise of the power to: (a) authorize the release or delivery to Keynote of cash and any other assets deposited in escrow pursuant to the terms of Section 2.2 and Article 11 hereof in satisfaction of indemnity claims by Keynote or any other Keynote Indemnified Person (as defined herein) pursuant to Article 11; (b) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to, such claims; (c) arbitrate, resolve, settle or compromise any claim for indemnity made pursuant to Article 11; and
(d) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing. The Representative will have authority and power to act on behalf of each Digital Content Member with respect to the disposition, settlement or other handling of all claims under Article 11 hereof and all rights or obligations arising under Article 11. The Digital Content Members will be bound by all actions taken and documents executed by the Representative in connection with Article 11, and Keynote will be entitled to rely on any action or decision of the Representative. In performing the functions specified in this Agreement, the Representative will not be liable to any Digital Content Member in the absence of gross negligence or willful misconduct on the part of the Representative. The Digital Content Members shall severally indemnify the Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Representative and arising out of or in connection with the acceptance or administration of his duties hereunder. Any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken by the Representative pursuant to the terms of
Article 11 (including without limitation the hiring of legal counsel and the incurring of legal fees and costs) will be paid by the Digital Content Members to the Representative pro rata in proportion to their respective Per Membership Interest Consideration as reflected in Schedule 2.1.1 to this Agreement, which Digital Content Members shall be entitled to reimbursement by Keynote if Keynote is determined to be a Non-Prevailing Party pursuant to Section 11.8(c)(i) below.

     11.5  Notice of Claim. As used herein, the term "Claim" means a claim for
           ---------------
indemnification of Keynote or any other Keynote Indemnified Person for Special Damages, Member Damages or Damages under Article 11. Keynote (and only Keynote) may give notice of a Claim under this Agreement whether for its own Special Damages, Member Damages or Damages or for Special Damages, Member Damages or Damages incurred by any other Keynote Indemnified Person, and Keynote will give written notice of a Claim executed by an officer of Keynote (a "Notice of Claim") to the Representative promptly after Keynote becomes aware of the existence of any potential claim by an Keynote Indemnified Person for indemnity from the Digital Content Members or a Digital Content Member under Article 11, but in any event before the Release Date arising from or relating to:

          (a) (i) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Digital Content in this Agreement or in the Digital Content Disclosure Letter or in any certificate delivered by Digital Content or an officer of Digital Content pursuant hereto, (ii) the incurring of any losses resulting from any claims by any former employees or consultants of Digital Content, or (iii) any Special Damages or Member Damages; or

          (b) the assertion, whether orally or in writing, against Keynote or against any other Keynote Indemnified Person of a claim, demand, suit, action, arbitration, investigation, inquiry or proceeding brought by a third party against such Indemnified Person that is based upon, or includes assertions that would, if true, constitute (in each such case, a "Third-Party Claim"): (i) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Digital Content in this Agreement or in the Digital Content Disclosure Letter or in any certificate delivered by or on behalf of Digital Content or an officer of Digital Content pursuant hereto (if such inaccuracy, misrepresentation, breach or default existed at the Closing Date), or (ii) any losses resulting from any claims by any former employees or consultants of Digital Content.

     Until the Release Date, no delay on the part of Keynote in giving the Representative a Notice of Claim will relieve the Representative or any Digital Content Member from any of its obligations under Article 11 unless (and then only to the extent) that the Representative or the Digital Content Members are materially prejudiced thereby.

     11.6  Defense of Third-Party Claims.
           -----------------------------

           (a) Keynote shall defend any Third-Party Claim, and the costs and expenses incurred by Keynote in connection with such defense (including but not limited to reasonable attorneys' fees, other professionals' and experts' fees and court or arbitration costs) shall be included in the Special Damages, Member Damages or Damages for which Keynote may seek indemnity pursuant to a Claim made by any Keynote Indemnified Person hereunder.

          (b) The Representative shall have the right to receive copies of all pleadings, notices and communications with respect to the Third-Party Claim to the extent that receipt of such documents by the Representative does not affect any privilege relating to the Keynote Indemnified Person, and may participate in settlement negotiations with respect to the Third-Party Claim. No Keynote Indemnified Person shall enter into any settlement of a Third-Party Claim without the prior written consent of the Representative (which consent shall not be unreasonably withheld), provided, that if the Representative shall have consented in writing to any such settlement, then the Representative shall have no power or authority to object to any Claim by any Keynote Indemnified Person for indemnity under Section 11.2 hereof for the amount of such settlement; and the Digital Content Members will remain responsible to indemnify the Keynote Indemnified Persons for all Special Damages, Member Damages or Damages they may incur arising out of, resulting from or caused by the Third-Party Claim to the fullest extent provided in Article 11 hereof.

     11.7 Contents of Notice of Claim. Each Notice of Claim by Keynote given
          -----------------------------
pursuant to Section 11.5 will contain the following information:

          (a) that Keynote has incurred, paid or properly accrued (in accordance with GAAP) or, in good faith, believes it will have to incur, pay or accrue (in accordance with GAAP), Damages in an aggregate stated amount arising from such Claim (which amount may be the amount of damages claimed by a third party in an action brought against any Keynote Indemnified Person based on alleged facts, which if true, would give rise to liability for Special Damages, Member Damages or Damages to such Keynote Indemnified Person under Article 11); and

          (b) a brief description, in reasonable detail (to the extent reasonably available to Keynote), of the facts, circumstances or events giving rise to the alleged Special Damages, Member Damages or Damages based on Keynote's good faith belief thereof, including, without limitation, the identity and address of any third-party claimant (to the extent reasonably available to Keynote) and copies of any formal demand or complaint, the amount of Special Damages, Member Damages or Damages, the date each such item was incurred, paid or properly accrued, or the basis for such anticipated liability, and the specific nature of the breach to which such item is related.

     11.8 Resolution of Notice of Claim. Any Notice of Claim received by the
          ---------------------------------
Representative pursuant to Section 11.5 and Section 11.7 above will be resolved as follows:

          (a) Uncontested Claims. In the event that, within thirty calendar days
              ------------------
after a Notice of Claim is received by the Representative pursuant to Section
11.5 and Section 11.7, the Representative does not contest such Notice of Claim in writing to Keynote as provided in Section 11.8(b) (an "Uncontested Claim"), the Representative will be conclusively deemed to have consented, on behalf of all Digital Content Members or a Digital Content Member (in the case of a claim for Member Damages), to the recovery by the Keynote Indemnified Person of the full amount of Damages specified in the Notice of Claim in accordance with this
Article 11, including the forfeiture of Escrow Consideration and any other assets deposited in escrow pursuant to the terms of Section 2.5 and Article 11 hereof and, without further notice, to have stipulated to the entry of a final judgment for damages against the Digital Content Members or a Digital Content Member (in the case of a claim for Member Damages or Special Damages) for such amount in any court having jurisdiction over the matter where venue is proper.

          (b) Contested Claims. In the event that the Representative gives
              ----------------
Keynote written notice contesting all or any portion of a Notice of Claim (a "Contested Claim") within the thirty day period specified in Section 11.8(a), then: (i) such Contested Claim will be resolved by either (A) a written settlement agreement executed by Keynote and the Representative or (B) in the absence of such a written settlement agreement, by binding arbitration between Keynote and the Representative in accordance with the terms and provisions of
Section 11.8(c).

          (c) Arbitration of Contested Claims. Each of Keynote, Digital Content
              -------------------------------
and the Digital Content Members agree that any Contested Claim will be submitted to mandatory, final and binding arbitration before J.A.M.S./ENDISPUTE or its successor ("J.A.M.S."), pursuant to the United States Arbitration Act, 9 U.S.C.,
Section 1 et seq. and that any such arbitration will be conducted in the venue of the party that is not bringing the Contested Claim. Either Keynote or the Representative may commence the arbitration process called for by this Agreement by filing a written demand for arbitration with J.A.M.S. and giving a copy of such demand to each of the other parties to this Agreement. The arbitration will be conducted in accordance with the provisions of J.A.M.S' Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration, subject to the provisions of this Section 11.8(c). The parties will cooperate with J.A.M.S. and with each other in promptly selecting an arbitrator from J.A.M.S.' panel of neutrals, and in scheduling the arbitration proceedings in order to fulfill the provisions, purposes and intent of this Agreement. The parties covenant that they will participate in the arbitration in good faith, and that they will share in its costs in accordance with subparagraph (i) below. The provisions of this Section 11.8(c) may be enforced by any court of competent jurisdiction, and the party seeking enforcement will be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered. Subject to the provisions of subparagraph (vii) below, judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.

              (i)    Payment of Costs. Keynote on the one hand, and Digital
                     ----------------
Content Members (through the Representative), on the other hand, will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator shall determine the party who is the Prevailing Party and the party who is the Non-Prevailing Party. The Non-Prevailing Party shall pay all reasonable costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party, the fees of each arbitrator and the administrative fee of the arbitration proceedings. If such an award would result in manifest injustice, however, the arbitrator may apportion such costs, fees and expenses between the parties in such a manner as the arbitrator deems just and equitable.

              (ii)   Burden of Proof. Except as may be otherwise expressly
                     ---------------
provided herein, for any Contested Claim submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding governed by California law exclusively.

              (iii)  Award. Upon the conclusion of any arbitration proceedings
                     -----
hereunder, the arbitrator will render findings of fact and conclusions of law and a final written arbitration award setting forth the basis and reasons for any decision reached (the "Final Award") and will deliver such documents to the Representative and Keynote, together with a signed copy of the Final Award. Subject to the provisions of subparagraph (vii) below, the Final Award will constitute a conclusive determination of all issues in question, binding upon the Digital Content Members or a Digital Content Member (in the case of a claim for Member Damages or Special Damages), the Representative and Keynote, and will include an affirmative statement to such effect.

              (iv)   Timing. The Representative, Keynote and the arbitrator will
                     ------
conclude each arbitration pursuant to this Section 11.8 as promptly as possible for the Contested Claim being arbitrated.

              (v)    Terms of Arbitration. The arbitrator chosen in accordance
                     --------------------
with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

              (vi)   Exclusive Remedy. Following the Effective Time, except as
                     ----------------
specifically otherwise provided in this Agreement, arbitration conducted in accordance with this Agreement will be the sole and exclusive remedy of the parties for any Claim made pursuant to Article 11.

              (vii)  Allocation of Damages. An amount of the Escrow
                     ---------------------
Consideration equal in value to the Damages owed to Keynote hereunder, as finally determined under this Section 11.8(c), will automatically be forfeited to Keynote, which forfeiture will be allocated among the Digital Content Members based upon their respective Percentage Interests as set forth on Schedule 2.1.1, except for Claims for Damages arising under Section 11.2(b) of the Merger Agreement, which will only be allocated against the Digital Content Member's Per Membership Interest Consideration to whom such Claim applies.

     11.9  Distribution Upon Termination of Escrow Period. Within ten business
           ----------------------------------------------
days following the Release Date, Keynote shall deliver to the Digital Content Members all of the Escrow Consideration in excess of any amount of Escrow Consideration necessary to satisfy any unsatisfied or disputed claims for Special Damages, Member Damages or Damages specified in any Notice of Claim delivered to the Representative before the Release Date. As soon as all such claims have been resolved, Keynote shall deliver to the Digital Content Members all remaining Escrow Consideration not required to satisfy such claims.

     11.10 Grant of Options. Immediately following the Closing, Keynote will
           ----------------
grant options to purchase Keynote Common Stock to the people and for the amounts listed on Schedule 11.10.

     11.11 Refund of Consideration. Each of Michael Martin and Tim Klein agrees
           -----------------------
(a) if his employment with Sub is terminated by him for any reason other than Good Reason (as defined in his Employment Agreement with Sub) or is terminated by Sub for Cause (as defined in his Employment Agreement with Sub) at any time prior to the three month anniversary of the Closing, he will refund to Keynote 50% of the Initial Per Membership Consideration paid or to be paid to each such individual and forfeits his right to receive his share of any Additional Consideration or Escrow Consideration; and (b) if his employment with Sub is terminated by him for any reason other than Good Reason (as defined in his Employment Agreement with Sub) or is terminated by Sub for Cause (as defined in his Employment Agreement with Sub) at any time after the three month anniversary of the Closing but before the six month anniversary of the Closing, he will refund to Keynote 25% of the Initial Per Membership Consideration paid or to be paid to each such individual and forfeits his right to receive his share of any Additional Consideration or Escrow Consideration; provided, however, that, each of Michael Martin and Tim Klein shall not be obligated to refund any of the Initial Per Membership Consideration paid or to be paid to each such individual if his employment with Sub is terminated at any time prior to the six month anniversary of the Closing by reason of his death or permanent disability (as defined in Section 6.1 of his Employment Agreement with Sub).

                                  ARTICLE 12
                                 Miscellaneous

     12.1  Governing Law. The internal laws of the State of California,
           -------------
irrespective of its choice of law principles, will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto; provided, however, that issues involving the consummation and effects of the Merger shall be governed by the laws of the State of Delaware.

     12.2  Assignment; Binding Upon Successors and Assigns. Neither party hereto
           -----------------------------------------------
may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this provision shall be void.

     12.3  Severability. If any provision of this Agreement, or the application
           ------------
thereof, will for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     12.4  Counterparts. This Agreement may be executed in any number of
           -------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.

     12.5  Other Remedies. Except as otherwise provided herein, any and all
           --------------
remedies herein expressly conferred upon a party hereunder will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other. Keynote and Digital Content agree that the indemnification and arbitration provisions set forth in Article 11 shall be each such person's sole and exclusive remedy with respect to any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties, covenants or agreements of any such party in this Agreement, other than claims for Special Damages and Member Damages, provided, that the foregoing shall not limit the parties' respective rights to seek specific performance or other injunctive relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction.

     12.6  Amendment and Waivers. Any term or provision of this Agreement may be
           ---------------------
amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto as provided in this Section at any time before or after approval of this Agreement by the Digital Content Members, but, after such approval, no amendment will be made which by applicable law requires the further approval of the Digital Content Members without obtaining such further approval. At any time prior to the Effective Time, each of Digital Content and Keynote, by action taken by its Board of Directors or other applicable governing body, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for its benefit contained herein. No such waiver or extension will be effective unless signed in writing by the party against whom such waiver or extension is asserted. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     12.7  Expenses. Each party will bear its respective legal, auditors' and
           --------
financial advisors' fees and other expenses incurred with respect to this Agreement, the Merger and the transactions contemplated hereby ("Transaction Expenses"); provided, however, that Keynote shall pay up to $10,000 to Digital Content's counsel for its legal fees in rendering its legal opinion to be delivered pursuant to Section 9.6.

     12.8  Attorneys' Fees. Should suit be brought to enforce or interpret any
           ---------------
part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     12.9  Notices. All notices and other communications required or permitted
           -------
under this Agreement will be in writing and will be either hand delivered in person, sent by facsimile, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by facsimile, five days after mailing if sent by mail, and one day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section:

                  If to Keynote:
                           Keynote Systems, Inc.
                           2855 Campus Drive
                           San Mateo, CA  94403
                           Attention:  John Flavio
                           Fax Number:  (650) 522-1099
                  with copies to:
                           Fenwick & West LLP
                           Two Palo Alto Square
                           Palo Alto, CA  94306
                           Attention:  Matthew Quilter
                           Fax Number:  (650) 494-1417
                  If to Digital Content:
                           Digital Content, L.L.C.
                           821 Ashburn Place
                           Plano, TX  75075
                           Attention: Michael B. Martin
                           Fax Number:  (972) 422-6366
                  with a copy to:
                           Kane, Russell, Coleman & Logan, PC
                           1601 Elm, Suite 3700
                           Dallas, TX 75201
                           Attention:  Wm. D. Elliott, Esq.
                           Fax Number:  (214) 777-4299

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 12.9.

     12.10  Construction of Agreement. This Agreement has been negotiated by the
            -------------------------
respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole. Unless otherwise indicated, the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." Each reference herein to a law, statute, regulation, document or agreement shall be deemed in each case to include all amendments thereto.

     12.11  No Joint Venture. Nothing contained in this Agreement will be deemed
            ----------------
or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other party. No party will hold itself out as having any authority or relationship in contravention of this Section.

     12.12  Further Assurances. Each party agrees to cooperate fully with the
            ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     12.13  Third Party Beneficiary Rights. No provisions of this Agreement are
            ------------------------------
intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

     12.14  Public Announcement. Upon the closing of the transaction
            -------------------
contemplated by this Agreement, Keynote and Digital Content will issue a press release approved by both parties announcing the Merger. Keynote may issue such press releases, and make such other disclosures regarding the Merger, as it determines are required under applicable securities laws or regulatory rules. Prior to the publication of such mutually agreed press release, neither party will make any public announcement relating to this Agreement or the transactions contemplated hereby (except as may be required by law) and Digital Content will use its reasonable efforts to prevent any trading in Keynote Common Stock by its officers, directors, Managers, Members, employees and agents.

     12.15  Disclosure Letter. The Digital Content Disclosure Letter shall be
            -----------------
arranged in separate parts corresponding to the numbered and lettered sections contained in Article 3, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Article 3, and shall not be deemed to relate to or to qualify any other representation or warranty.

     12.16  Confidentiality. Digital Content and Keynote each confirm that they
            ---------------
have entered into the Letter of Intent and that they are each bound by, and will abide by, the provisions of such Letter of Intent (except that Keynote will cease to be bound by the Letter of Intent after the Merger becomes effective). If this Agreement is terminated, the Letter of Intent shall remain in full force and effect and all copies of documents containing confidential information of a disclosing party will be returned by the receiving party to the disclosing party or be destroyed, as provided in the Letter of Intent.

     12.17  Entire Agreement. This Agreement and the exhibits hereto constitute
            ----------------
the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Letter of Intent. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
KEYNOTE SYSTEMS, INC.                   DIGITAL CONTENT, L.L.C.

By: /s/ John Flavio                     By: /s/ Michael Martin
    ------------------------                ---------------------------
Name: John Flavio                       Name:  Michael Martin
                                               ------------------------
Title: Vice President of Finance and    Title: Manager
                                               ------------------------
       Chief Financial Officer

BIG RED ACQUISITION                     REPRESENTATIVE
CORPORATION

By: /s/ John Flavio                     /s/ Michael Martin
    ------------------------                ---------------------------
                                        Name:  Michael Martin

Name: John Flavio
Title:  President and
        Chief Financial Officer

DIGITAL CONTENT MEMBERS:

/s/ Michael Martin                      /s/ Timothy Klein
    ------------------------                ---------------------------
Name: Michael Martin                    Name: Timothy Klein

/s/ Robert Martin                       /s/ Sarah Saunders
    ------------------------                ---------------------------
Name: Robert Martin                     Name: Sarah Saunders

/s/ Clayman Cipione                     /s/ Robert Garrity
    ------------------------                ---------------------------
Name: Clayman Cipione                   Name: Robert Garrity

           [Signature Page to Agreement and Plan of Reorganization]